Exhibit 2.1


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                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                               MOTHERS WORK, INC.

                          iMATERNITY ACQUISITION CORP.,

                             eSPECIALTY BRANDS, LLC

                                       and

                     THE SELLERS LISTED ON SCHEDULE I HERETO

                                      Dated

                                October 15, 2001



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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1 DEFINITIONS..........................................................1


ARTICLE 2 THE MERGER...........................................................8

   2.1   THE MERGER............................................................8
   2.2   EFFECTIVE TIME. AT THE CLOSING........................................8
   2.3   CLOSING...............................................................8
   2.4   OPERATING AGREEMENT...................................................8
   2.5   MANAGERS AND OFFICERS.................................................8

ARTICLE 3 EFFECT OF THE MERGER ON UNITS AND CAPITAL STOCK OF THE
          CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES.......................9

   3.1   EFFECT ON UNITS.......................................................9
   3.2   SURRENDER OF CERTIFICATES.............................................9
   3.3   TRANSFER BOOKS; LOST CERTIFICATES....................................10
   3.4   PAYMENT OF CERTAIN INDEBTEDNESS......................................10

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................10

   4.1   ORGANIZATION, STANDING AND QUALIFICATION OF COMPANY; AUTHORITY.......10
   4.2   MEMBERS; CAPITALIZATION..............................................11
   4.3   SUBSIDIARIES.........................................................11
   4.4   FINANCIAL STATEMENTS.................................................12
   4.5   BOOKS AND RECORDS....................................................13
   4.6   ABSENCE OF UNDISCLOSED LIABILITIES...................................13
   4.7   ABSENCE OF CERTAIN DEVELOPMENTS......................................14
   4.8   NO CONFLICT..........................................................15
   4.9   MATERIAL CONTRACTS AND OBLIGATIONS...................................15
   4.10  TAXES.  EXCEPT AS SET FORTH ON SCHEDULE 4.10 ATTACHED HERETO,........16
   4.11  PROPERTIES...........................................................19
   4.12  INVENTORIES; RECEIVABLES, PAYABLES...................................19
   4.13  INTELLECTUAL PROPERTY................................................20
   4.14  [RESERVED]...........................................................20
   4.15  ERISA................................................................20
   4.16  LABOR RELATIONS; EMPLOYEES...........................................22
   4.17  LITIGATION; ORDERS...................................................22
   4.18  COMPLIANCE WITH LAWS; PERMITS........................................23
   4.19  ILLEGAL PAYMENTS.....................................................23
   4.20  ENVIRONMENTAL........................................................23
   4.21  INSURANCE............................................................24
   4.22  TRANSACTIONS WITH AFFILIATES.........................................24
   4.23  SUPPLIERS............................................................25
   4.24  BROKER'S OR FINDER'S COMMISSIONS.....................................25
   4.25  DISCLOSURE...........................................................25

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ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLERS...........................25

   5.1   SECURITIES MATTERS...................................................25

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER.............................26

   6.1   ORGANIZATION AND QUALIFICATION.......................................26
   6.2   CAPITALIZATION.......................................................27
   6.3   POWER AND AUTHORITY..................................................27
   6.4   AUTHORIZATION AND ENFORCEABILITY.....................................27
   6.5   NO VIOLATION OF LAWS OR AGREEMENTS...................................27
   6.6   NO PENDING LITIGATION OR PROCEEDINGS.................................28
   6.7   SEC REPORTS AND FINANCIAL STATEMENTS.................................28
   6.8   ABSENCE OF UNDISCLOSED LIABILITIES...................................28
   6.9   ABSENCE OF CERTAIN CHANGES...........................................28
   6.10  BROKERAGE............................................................29
   6.11  RIGHTS UNAFFECTED....................................................29
   6.12  SOLVENCY.............................................................29
   6.13  NO KNOWLEDGE OF MISREPRESENTATIONS OR OMISSIONS.  ...................29

ARTICLE 7 CERTAIN OBLIGATIONS OF THE COMPANY AND SELLERS......................30

   7.1   CONDUCT OF BUSINESS PENDING CLOSING..................................30
   7.2   INSURANCE.  THE COMPANY..............................................31
   7.3   ACCESS, INFORMATION AND DOCUMENTS. THE COMPANY SHALL.................31
   7.4   RESIGNATIONS.........................................................32
   7.5   ACQUISITION PROPOSALS................................................32

ARTICLE 8 CONDITIONS TO CLOSING; TERMINATION..................................32

   8.1   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.........................32
   8.2   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS...............34
   8.3   TERMINATION..........................................................35

ARTICLE 9 CERTAIN ADDITIONAL COVENANTS........................................35

   9.1   COSTS, EXPENSES AND TAXES............................................35
   9.2   INDEMNIFICATION BY SELLERS...........................................36
   9.3   INDEMNIFICATION BY BUYER.  ..........................................37
   9.4   PROCEDURE FOR CLAIMS.................................................38
   9.5   CERTAIN LIMITATIONS..................................................39
   9.6   ADJUSTMENTS TO PURCHASE PRICE........................................40
   9.7   COVENANT NOT TO COMPETE; CONFIDENTIALITY.............................41
   9.8   PUBLIC ANNOUNCEMENT..................................................42
   9.9   MUTUAL COVENANTS.....................................................42
   9.10  BOARD OBSERVER.......................................................42
   9.11  AMENDMENT OF RIGHTS AGREEMENT........................................43
   9.12  OFFER TO PURCHASE....................................................43
   9.13  IRREVOCABLE PROXIES..................................................45
   9.14  OPERATIONAL COVENANTS................................................45
   9.15  OFFICER AND DIRECTOR INDEMNIFICATION. ...............................46
   9.16  ACCESS.  ............................................................46

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ARTICLE 10 MISCELLANEOUS......................................................47

   10.1  NATURE AND SURVIVAL OF REPRESENTATIONS...............................47
   10.2  KNOWLEDGE............................................................47
   10.3  NOTICES..............................................................47
   10.4  SUCCESSORS AND ASSIGNS...............................................49
   10.5  GOVERNING LAW........................................................49
   10.6  HEADINGS; INTERPRETATION.............................................49
   10.7  COUNTERPARTS.........................................................50
   10.8  FURTHER ASSURANCES...................................................50
   10.9  AMENDMENT AND WAIVER.................................................50
   10.10 SEVERABILITY.........................................................50
   10.11 NO OTHER BENEFICIARIES...............................................50
   10.12 ENTIRE AGREEMENT.....................................................51

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                                LIST OF SCHEDULES

Schedule I................ The Sellers

Schedule 3.1.............. Merger Consideration
Schedule 3.4.............. Payment of Certain Indebtedness
Schedule 4.2(a)........... Members
Schedule 4.2(b)........... Voting Trusts
Schedule 4.3.............. Subsidiaries
Schedule 4.4.............. Financial Statements
Schedule 4.6.............. Absence of Undisclosed Liabilities
Schedule 4.7.............. Absence of Certain Developments
Schedule 4.8.............. No Conflict
Schedule 4.9.............. Material Contracts and Obligations
Schedule 4.10............. Taxes
Schedule 4.11............. Properties
Schedule 4.12............. Inventories; Receivables, Payables
Schedule 4.13............. Intellectual Property
Schedule 4.15............. ERISA
Schedule 4.16............. Employees
Schedule 4.17............. Litigation
Schedule 4.20............. Environmental
Schedule 4.22............. Material Transactions
Schedule 4.23............. Suppliers
Schedule 6.7.............. SEC Reports and Financial Statements
Schedule 9.2(a)........... Costa Rica and U.S. Customs Duties Matters
Schedule 9.2(b)........... Non-Indemnifiable Matters

                                LIST OF EXHIBITS

Exhibit A                  Form of Certificate of Merger
Exhibit B                  Form of New Operating Agreement
Exhibit C                  Form of Certificate of Designation
Exhibit D                  Form of Warrant
Exhibit E                  Form of Consulting and Noncompetition Agreement
Exhibit F                  Lease Amendment - 4245 N. Knox Avenue
Exhibit G                  Form of Release by Sellers
Exhibit H                  Form of Pay-off letter
Exhibit I-1                Form of Warrant Shares Proxy
Exhibit I-2                Form of Open Market Shares Proxy
Exhibit J                  Form of Termination Agreement

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                          AGREEMENT AND PLAN OF MERGER


     THIS IS AN AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated October 15, 2001, by and among MOTHERS WORK, INC., a Delaware corporation ("Buyer"), iMATERNITY ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), eSPECIALTY BRANDS, LLC, a Delaware limited liability company (the "Company") and the sellers listed on Schedule I hereto (each a "Seller" and together the "Sellers").

                                   BACKGROUND

     A. The Sellers together own all of the issued and outstanding equity interests in the Company consisting of Common Units, Preferred Units, MSI Units and MSI Preferred Units (as each such term is defined in Article I). The Company has elected to be taxed as a corporation for federal and relevant state purposes.

     B. Buyer owns all of the outstanding capital stock of Merger Sub, which has been formed solely for the purpose of acquiring all of the Company Units.

     C. It is the intention of the parties that Merger Sub shall merge with and into the Company, with the Company being the surviving entity.

     D. The Board of Managers of the Company has determined that the Merger is fair to, advisable for and in the best interests of the Company and its members, and has approved this Agreement and recommended its adoption by the members. All of the members of the Company have adopted and approved this Agreement.

     E. The Boards of Directors of Merger Sub and Buyer have approved, and deem it advisable and in the best interests of their respective stockholders to consummate the Merger upon the terms and subject to the conditions set forth herein.

     F. It is intended that the Merger constitute a plan of reorganization for purposes of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

                                      TERMS

     In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the following respective meanings:



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     "Acquisition Proposal" shall have the meaning given to such term in Section
7.6 hereof.

     "Affiliate" shall mean, with respect to any Person, any person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall have the meaning set forth in the preamble hereof.

     "Balance Sheet" shall have the meaning given to such term in Section 4.4 hereof.

     "Balance  Sheet  Date"  shall have the  meanings  set forth in Section  4.4 hereof.

     "Bank" shall mean Fleet Capital Corporation.

     "Board Observer" shall have the meaning set forth in Section 9.10 hereof.

     "Board of Managers" shall mean the Board of Managers of the Company as defined in the Operating Agreement.

     "Buyer" shall have the meaning set forth in the preamble hereof.

     "Buyer Common Stock" shall mean Common Stock of Buyer, par value $0.01 per share.

     "Buyer Preferred Stock" shall have the meaning set forth in Section 6.2 hereof.

     "Buyer SEC  Documents"  shall  have the  meaning  set forth in Section  6.7 hereof.

     "Centre Partners Confidentiality Agreement" shall mean the Confidentiality Agreement sated July 11, 2001 between Centre Partners Management LLC and Buyer.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificates" shall have the meaning set forth in Section 3.1(d) hereof.

     "Certificate of Designation" shall mean the Series C Cumulative Preferred Stock Certificate of Designation substantially in the form of Exhibit B hereto.

     "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

     "Closing" shall have the meaning set forth in Section 2.3 hereof.

     "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

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     "Code"  shall mean the  Internal  Revenue  Code of 1986,  as  amended.  All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

     "Commission" shall mean the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

     "Common Unit" means a Unit having the rights and obligations specified with respect to Common Units in the Operating Agreement.

     "Common Unit Equivalents" shall mean, with respect to any Member, any Convertible Securities owned by such Member.

     "Company" shall have the meaning set forth in the preamble.

     "Company Units" shall have the meaning set forth in the Background.

     "Competing Activity" shall have the meaning set forth in Section 9.7(a) hereof.

     "Contract" shall have the meaning given to such term in Section 4.9 hereof.

     "Convertible Securities" shall mean any options, warrants, convertible notes or other securities or rights (including, without limitation, the Preferred Units, MSI Preferred Units and the MSI Units) which are convertible, exchangeable or exercisable, with or without the payment of additional consideration, into or for Common Units.

     "Damages" shall have the meaning set forth in Section 9.2 hereof.

     "DHI" shall mean Dan Howard Industries, Inc., an Illinois corporation.

     "DGCL" shall mean the Delaware General Corporate Law.

     "Effective Time" shall have the meaning set forth in Section 2.2 hereof.

     "Employee Plan" shall have the meaning given to such term in Section 4.15 hereof.

     "Encumbrances" shall have the meaning given to such term in Section 4.11 hereof.

     "Environmental  Conditions"  shall have the  meaning  given to such term in
Section 4.20 hereof.

     "Environmental  Law" shall have the  meaning  given to such term in Section
4.20 hereof.

     "Equity  Equivalents"  shall have the meaning given to such term in Section
4.2 hereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Financial Statements" shall have the meaning given to such term in Section
4.4 hereof.

     "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time and consistently applied.

     "Hazardous Substance" shall mean any quantity of asbestos in any form, urea formaldehyde, polychlorinated biphenyls ("PCBs"), radon gas, crude oil or any fraction thereof, natural gas, petroleum, petroleum products or by-products, radioactive substance, toxic, carcinogenic, infectious, reactive, corrosive, ignitable or flammable substance, pollutant, medical waste, special waste, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance, material or waste subject to regulation or remediation under Environmental Laws.

     "Indebtedness" as applied to any Person, means (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principals, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

     "Indemnification Notice" shall have the meaning set forth in Section 9.4(b) hereof.

     "Indemnitee" shall have the meaning set forth in Section 9.4(a) hereof.

     "Indemnitor" shall have the meaning set forth in Section 9.4(a) hereof.

     "Interim Balance Sheet" shall have the meaning set forth in Section 4.4 hereof.

     "Interim  Balance  Sheet  Date" shall have the meaning set forth in Section
4.4 hereof.

     "IRS" shall mean the United States Internal Revenue Service.

     "Laws" shall have the meaning given to such term in Section 4.8 hereof.

     "Legal  Proceeding"  shall have the  meaning  given to such term in Section
4.17 hereof.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property.

     "Litigation Conditions" shall have the meaning set forth in Section 9.4(b) hereof.

     "LLC Act" shall mean the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor statute hereof.

     "Material Adverse Effect" shall mean with respect to any Person, any effect or change that is or is reasonably likely to be materially adverse to the results of operations, financial condition, prospects, assets, properties or businesses of such Person together with its Subsidiaries, taken as a whole.

     "Member" shall mean a member of the Company.

     "Membership Interest" shall mean an interest in the Company's assets, liabilities and capital, Net Income or Net Loss and Cash Flow (as each is defined in the Operating Agreement), in each case subject to the provisions of the Operating Agreement and the LLC Act.

     "Membership  Units" means all of the (a) Common Units, (b) Preferred Units,
(c) MSI Units, (d) MSI Preferred Units and (e) other Membership Interests in the Company, including Common Unit Equivalents and, where applicable, any obligation exercisable for, convertible into or exchangeable for any Membership Interests in the Company.

     "Merger Consideration" shall have the meaning set forth in Section 3.1(a) hereof.

     "Merger  Sub"  shall  mean   iMaternity   Acquisition   Corp.,  a  Delaware
corporation and a wholly-owned subsidiary of Buyer.

     "Merger Sub Common Stock" shall mean the common stock of the Merger Sub, par value $0.01 per share.

     "MSI" shall mean Mothers Stores, Inc., a Delaware corporation.

     "MSI Preferred Unit" shall mean a Unit having the rights and obligations respect to MSI Preferred Units in the Operating Agreement.

     "MSI Unit" shall mean a Unit having the rights and obligations specified with Units in the Operating Agreement.

     "Operating Agreement" shall mean that certain Operating Agreement dated as of March 21, 2000 among the Company and the Members.

     "Order" shall have the meaning given to such term in Section 4.17 hereof.

     "Permits" shall have the meaning given to such term in Section 4.18 hereof.

     "Permitted  Encumbrances"  shall  have the  meaning  given to such  term in
Section 4.11 hereof.

     "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

     "Preferred Unit" shall mean a Unit having the rights and obligations specified with respect to Preferred Units in the Operating Agreement hereof.

     "Proprietary  Rights"  shall have the meaning given to such term in Section
4.13 hereof.

     "Pro Rata Percentage" shall mean the percentage determined by dividing the number of Series C Preferred Shares held by a Seller as of the Closing Date by the number of Series C Preferred Shares held by all Sellers as of the Closing Date.

     "Put Option" means the right of the holders of Series C Preferred Shares pursuant to Section 5 of the Certificate of Designation.

     "Related Party" shall have the meaning set forth in Section 4.22 hereof.

     "Release" shall mean and include any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment of any Hazardous Substance.

     "Rights Agreement" shall have the meaning set forth Section 9.11 hereof.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

     "Seller" or "Sellers" shall have the meaning set forth in the preamble.

     "Series C Preferred Shares" shall mean the Buyer's Series C Cumulative Preferred Stock, par value $0.01 per share, which Series C Preferred Shares shall have the rights, powers, preferences, and qualification, limitations and restrictions set forth in the Certificate of Designations.

     "Subsidiary" of any Person shall mean an entity of which such Person owns, directly or indirectly, more than 50% of the voting shares or interests or of which such Person has the right, directly or indirectly, to 50% or more of the profits of the entity or its assets upon dissolution.

     "Surviving Entity" shall have the meaning set forth in Section 2.1 hereof.

     "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any person with respect to the liability for, or sharing of, Taxes (including, without limitation, pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign law) and including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise.

     "Tax Reserve" shall have the meaning given to such term in Section 4.10 hereof.

     "Tax Return" shall mean any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including, without limitation, all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

     "Taxable Period" shall mean any taxable year or any other period that is treated as a taxable year (or other period, or portion thereof, in the case of a Tax imposed with respect to such other period, e.g., a quarter) with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

     "Third Party Claim" shall have the meaning set forth in Section 9.4(b) hereof.

     "Treasury Units" shall have the meaning set forth in Section 3.1(c) hereof.

     "Unit" means a unit representing a fractional part of the Membership Interests of all of the Members of the Company, which shall include all types of classes and/or series of Units including Common Units, MSI Units, Preferred Units and MSI Preferred Units; provided, that any type or class or series of Unit shall have the designations, preferences and/or special rights set forth in the Operating Agreement, and the Membership Interests represented by such type or class or series of Units shall be determined in accordance with such designations, preferences and/or special rights.

     "Warrant" or "Warrants" shall mean a warrant or warrants to purchase Buyer Common Stock, substantially in the form of Exhibit D hereto.

                                    ARTICLE 2
                                   THE MERGER

     2.1 The Merger. At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Delaware Limited Liability Company Act (the "LLC Act"), Merger Sub shall be merged with and into the Company. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving entity (the "Surviving Entity"). The Merger shall have the effects set forth in this Agreement, the LLC Act and in the DGCL (including Section 259 thereof).

     2.2 Effective Time. At the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and the LLC Act in the form attached hereto as Exhibit A. The Merger shall become effective at such time as the Certificate of Merger is duly filed in the Department of State of the State of Delaware, or, if specified in the Certificate of Merger, at such other time as is permissible in accordance with the DGCL and LLC Act and as Merger Sub and the Company shall agree (the time the Merger becomes effective being the "Effective Time").

     2.3 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on the first business day following satisfaction or waiver of the conditions set forth in Article 8 hereof, at the offices of Pepper Hamilton LLP, 1235 Westlakes Drive, Suite 400, Berwyn, Pennsylvania 19312, or at other time, date or place as Buyer and Sellers shall agree (the "Closing Date").

     2.4 Operating Agreement. At the Effective Time, the Operating Agreement of the Surviving Entity shall be amended and restated in its entirety to read as set forth on Exhibit B (the "New Operating Agreement"), which New Operating Agreement shall contain provisions for indemnification and exculpation of present and former officers, managers, members, employees of the Company and other Persons as required by Section 9.15 hereof.

     2.5 Managers and Officers. The directors and officers of Merger Sub shall be the managers and officers, respectively, of the Surviving Entity following the Merger until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE 3
                EFFECT OF THE MERGER ON UNITS AND CAPITAL STOCK
              OF THE CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES

     3.1 Effect on Units. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) All Units that are issued and outstanding immediately prior to the Effective Time and held by Sellers shall be converted into the right to receive the merger consideration set forth opposite each Seller's name on
     Schedule 3.1 (the "Merger Consideration"), which Schedule 3.1 shall be provided by the Sellers to the Buyer on or prior to the Closing Date and which shall provide that no more than 302,619 Series C Preferred Shares and 350,000 Warrants in the aggregate shall be issuable to the Sellers hereunder, provided, however that not more than an aggregate of 175,000 Warrants shall be issued to the Centre Partners Indemnitors.

          (b) Each share of common stock, par value $0.01 per share of Merger Sub ("Merger Sub Common Stock"), that is issued and outstanding immediately prior to the Effective Time shall be converted into one Common Unit of the Company.

          (c) Each Unit that is owned immediately prior to the Effective Time by
     (i) the Company (where such units constitute treasury units in the hands of the holder thereof ("Treasury Units")), (ii) Merger Sub or (iii) a Subsidiary of the Company shall be canceled and retired and shall cease to exist, no consideration shall be delivered in exchange therefor, and the holder thereof shall cease to have any rights with respect to any Certificates representing any such Units.

          (d) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding Units (the "Certificates") shall cease to have any rights as equity holders of the Company, except the right to receive the Merger Consideration for each Unit represented by such Certificates and held by such holders.

     3.2 Surrender of Certificates. At the Closing and immediately after the Effective Time, each Seller shall deliver to Buyer the Certificates representing the Units (or affidavit of loss and indemnity satisfactory to the Buyer) to be transferred in the Merger pursuant to Section 3.1(a) hereof, duly endorsed for transfer (or accompanied by duly executed instruments of transfer), and Buyer shall deliver to each Seller certificates evidencing the Series C Preferred Shares and Warrants to be acquired by such Seller pursuant to Section 3.1(a), in each case registered in such Seller's name or in the name of such Seller's nominee. Until surrendered as contemplated by this Article 3, from and after the Effective Time each Certificate shall be deemed to represent only the right to receive the Merger Consideration for each Company Unit formerly represented by such Certificate, and shall not evidence any interest in, or any right to exercise the rights of a stockholder of Buyer.

     3.3 Transfer Books; Lost Certificates.

          (a) At the Effective Time, the transfer books of the Company shall be closed and no transfer of Units shall thereafter be made. If, after the Effective Time, any Certificate is presented to the Surviving Entity, such Certificate shall be cancelled and exchanged for the Merger Consideration.

          (b) In the event any Certificate or Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such

     Certificate or Certificates to be lost, stolen or destroyed, Buyer will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Section 3.3.

     3.4 Payment of Certain Indebtedness. At the Closing, Buyer shall cause the Company to pay off outstanding indebtedness of the Company and its Subsidiaries under the Second Amended and Restated Loan and Security Agreement among Dan Howard Industries, Inc., Mother's Stores, Inc., and American National Bank and Trust Company of Chicago dated August 22, 2000 (the "Existing Credit Facility"). At and after Closing, Buyer shall cause the Company payables to be paid to each of the Persons listed on Schedule 3.4 attached hereto (each, a "Company Payee" and collectively, the "Company Payee") in the amounts and on the dates set forth opposite such Company Payee's name on Schedule 3.4 attached hereto by wire transfer of immediately available funds.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Buyer that except as set forth in the Schedules hereto.

     4.1 Organization, Standing and Qualification of Company; Authority.

          (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as stated on Schedule 4.3, the Company has no Subsidiaries. The execution and delivery of this Agreement and any other agreement contemplated hereby or thereby and the performance of all transactions and obligations of this Agreement and any other agreement contemplated hereby or thereby to which the Company is a party, have been duly authorized by all necessary proceedings on the Company's part. Each of this Agreement and the exhibits hereto to which the Company is a party, has been duly executed and delivered by the Company and constitutes or will constitute its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The Common Units, Preferred Units, MSI Units and MSI Preferred Units have been duly authorized and validly issued, fully paid and nonassessable, are not subject to any preemptive rights, and are free and clear of all Liens.

          (b) Each of the Subsidiaries of the Company is an entity duly organized and existing in good standing under the laws of the jurisdiction of its incorporation, and has the power to own its respective property and to carry on its respective business as now being conducted, is duly qualified and in good standing as a foreign corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary and where such nonqualification or lack of good standing would have a Material Adverse Effect. Each of the Company and its Subsidiaries has previously delivered to Buyer true, complete and correct copies of its organizational documents, as amended and in full force and effect on the date hereof.

          (c) The execution and delivery by each Seller and the Company of this Agreement and all other agreements contemplated hereunder, as applicable, and the performance by each Seller and the Company of all transactions and obligations contemplated hereby and thereby are within his or its authority. This Agreement and all exhibits hereto to which any Seller is a party have been duly and validly authorized, executed and delivered on behalf of each Seller and are legal, valid and binding agreements of each Seller, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (d) Each Seller has approved and adopted this Agreement in accordance with the DGCL. No Seller has exercised or will exercise his or its dissenters rights under the DGCL.

     4.2 Members; Capitalization.

          (a) The Sellers are the only Members of the Company. Schedule 4.2(a) sets forth the number of Units owned by, and the percentage interests of each Seller in, the Company. There are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any Units or other ownership interests in the Company, there are no outstanding or authorized options, warrants, calls, subscription rights, commitments or other agreements of any character requiring, and there are no securities outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional Units or other ownership interests in the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase such Units or other ownership interests in the Company, or any equity equivalent rights issued by or binding upon the Company ("Equity Equivalents"). All outstanding Units are validly issued, and were issued in compliance with U.S. federal and state securities laws.

          (b) Except as set forth on Schedule 4.2(b), there are no voting trusts or other voting agreements with respect to the Units or other ownership interests in the Company or any agreement relating to the issuance sale, redemption, transfer or other disposition of any such interests in the Company to which the Company is a party, or of which the Company has knowledge, other than the Operating Agreement and the Registration Rights Agreement.

     4.3 Subsidiaries.

          (a) Schedule 4.3 sets forth a true, complete and correct list of (i) the Subsidiaries of the Company, (ii) each holder of shares of capital stock of each Subsidiary and (iii) the number of shares of each Subsidiary held by each stockholder thereof. The Company or a Subsidiary of the Company owns beneficially and of record, and free and clear of any Encumbrances, all the shares of capital stock of each Subsidiary listed on
     Schedule 4.3 hereto. True, complete and correct copies of the certificate of incorporation and by-laws as in effect on the date hereof, including all amendments thereto, for each Subsidiary of the Company have heretofore been delivered to the Buyer.

          (b) Except as set forth in Schedule 4.3, neither the Company nor any Subsidiary of the Company owns, beneficially or of record, any shares of capital stock of, or membership, equity or other interest in, or controls or participates as a partner or joint venturer in, any Person.

          (c) Except as set forth on Schedule 4.3, there are no outstanding shares of capital stock of any Subsidiary of the Company. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of any Subsidiary of the Company. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of any Subsidiary of the Company nor any restrictions on the transferability or sale of such shares. None of the Subsidiaries of the Company has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) or the registration of, or any calls, commitments or claims of any character relating to any capital stock or any stock or securities convertible into or exchangeable for any capital stock of any Subsidiary of the Company. No Subsidiary of the Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire, redeem or retire any shares of its capital stock or any securities convertible into or exchangeable for any such capital stock.

     4.4 Financial Statements.

          (a) Attached hereto as Schedule 4.4 are copies of the following financial statements for the Company (the "Financial Statements"):

               (i) Audited consolidated statements of operations, members' equity and cash flows of the Company and the Subsidiaries for the fiscal period March 22, 2000 (inception date) through January 27, 2001 and a consolidated balance sheet of the Company and the Subsidiaries as at such date;

               (ii) Audited statements of operations, stockholders' equity and cash flows of MSI for the fiscal years ended January 27, 2001, January 29, 2000 and January 30, 1999 and balance sheets of MSI as at such dates;

               (iii) Audited consolidated statements of income, stockholders' equity and cash flows of DHI and its Subsidiary for the fiscal years ended September 25, 1999 and September 26, 1998 and consolidated balance sheets of DHI and subsidiary as at such dates;

               (iv) Unaudited consolidated statements of income and retained earnings of DHI and its Subsidiary for the period ended December 24, 1999 and a consolidated balance sheet of DHI and its Subsidiary as at such date; and

               (v) Unaudited consolidated statements of operations, members' equity and cash flows of the Company and its Subsidiaries for the seven-month period ended August 25, 2001 and a consolidated balance sheet of the Company and its Subsidiaries as at such date.

          (b) Except as set forth on Schedule 4.4, all of the Financial Statements have been prepared in accordance with GAAP, except that the unaudited Financial Statements may not contain all footnotes required by GAAP, and such financial statements are subject to normal year-end audit adjustments. The Financial Statements were prepared in accordance with the books of account and other financial records of the Company and/or its Subsidiaries, as applicable and fairly present the consolidated financial condition and the results of operations, changes in financial position and cash flows of the Company and/or its Subsidiaries, as applicable, as of the dates thereof or for the periods covered thereby. The operating leases of the Company and each of its Subsidiaries in the Financial Statements have been appropriately classified as such pursuant to GAAP and the Statement of Financial Accounting Standards No. 13.

          (c) All references in this Agreement to the "Balance Sheet" shall mean the consolidated balance sheet of the Company as at January 27, 2001 included in the Financial Statements. All references to the "Balance Sheet Date" shall mean January 27, 2001. All references to the "Interim Balance Sheet" shall mean the consolidated balance sheet of the Company as at August 25, 2001. All references to the "Interim Balance Sheet Date" shall mean August 25, 2001.

     4.5 Books and Records. The books of account and other financial and corporate records of the Company and each of its Subsidiaries have been maintained in all material respects in accordance with the Company's business and accounting practices consistently applied. The minute books and stock transfer books of the Company and each of its Subsidiaries are correct in all material respects. At the Closing, any documentary and stock or equity transfer tax stamps in connection with the transfer of the Units pursuant to the terms of this Agreement will be duly affixed for transfer.

     4.6 Absence of Undisclosed Liabilities. Except as disclosed or provided for in the Interim Balance Sheet, neither the Company nor any of its Subsidiaries has any liabilities (whether known or unknown and whether absolute, accrued, fixed, contingent or otherwise) except for liabilities or obligations (i) incurred since the date of the Interim Balance Sheet in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and which would not have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) incurred outside the ordinary course of business and that do not exceed $25,000 individually or $100,000 in the aggregate, (iii) set forth in Schedule 4.6 or (iv) which would not have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is a guarantor of or obligor on any material liability of any other Person except as set forth in Schedule 4.6 hereto.

     4.7 Absence of Certain Developments. Except as set forth on Schedule 4.7 hereto or in connection with the transactions contemplated by this Agreement, since the Interim Balance Sheet Date of the Company, each of the Company and its Subsidiaries has conducted its business in the ordinary course consistent (in amount and kind) with past practice, and there has not been (i) any change which has had or could reasonably be expected to have a Material Adverse Effect on the Company, (ii) any waiver or cancellation of any material right of the Company or any of its Subsidiaries, or the cancellation of any material debt or claim held by the Company or any of its Subsidiaries, (iii) any payment, discharge or satisfaction of any material claim, liability, or obligation of the Company or any of its Subsidiaries, other than in the ordinary course of business  consistent (in amount and kind) with past practice,
(iv) any mortgage, pledge or subjection to any claims, liens, charges, encumbrances, imperfections of, or other matters affecting, title of any of the assets of the Company or any of its Subsidiaries, (v) any sale, assignment or transfer of any material tangible or intangible assets of the Company or any of its Subsidiaries, except in the ordinary course of business consistent (in amount and kind) with past practice, (vi) any loans, advances or capital contributions to, or investments in, any Person, or the payment, of any fees and expenses to any Affiliate or Related Party, by the Company or any of its Subsidiaries, (vii) any award or payment of any bonuses to directors, officers, managers, employees, agents or representatives of the Company or any of its Subsidiaries, except to the extent accrued on the Interim Balance Sheet, (viii) any increase, directly or indirectly, in the compensation, bonus or other incentive compensation paid or payable to any director, officer or manager of the Company or any of its Subsidiaries or (other than in the ordinary course of business consistent (in amount and kind) with past practice and that in the aggregate have not resulted in a material increase in the benefits or compensation expenses of the Company) to any other employee, consultant or agent of the Company or any of its Subsidiaries, (ix) any increase of the coverage or benefits available under any Employee Plan, (x) any material change in the accounting or tax methods, practices or policies or any material Tax election of the Company or any of its Subsidiaries, other than as required by GAAP, (xi) any indebtedness incurred for borrowed money by the Company or any of its Subsidiaries except pursuant to a drawdown of funds under any loan agreement or credit facility of the Company in existence as of the date hereof, (xii) any material amendment to or termination of any material agreement to which the Company or any of its Subsidiaries is a party other than the expiration of any such agreement in accordance with its terms, (xiii) any change with respect to the regulation of the Company or any of its Subsidiaries or their respective activities by any administrative agency or governmental body to the extent such change has had or could reasonably be expected to have a Material Adverse Effect on the Company, (xiv) any capital expenditures or commitments therefor by the Company or any of its Subsidiaries (including, without limitation, any acceleration or deferral of the payments of accounts payable or other current liabilities or deferral of the collection of accounts or notes receivable), (xv) any damage, destruction or loss, whether or not covered by insurance, with respect to any property or assets of the Company or any of its Subsidiaries having a replacement cost of more than $25,000 for any single loss or $100,000 for all such losses, (xvi) any declaration, payment or setting aside of any dividend or other distribution of any Units or shares of capital stock, as applicable, of the Company or any of its Subsidiaries, (xvii) any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding Units or shares of their capital stock, as applicable, or (xviii) any agreement or commitment (contingent or otherwise) by the Company or any of its Subsidiaries to do any of the foregoing.

     4.8 No Conflict.

          (a) Except as set forth on Schedule 4.8 attached hereto, the execution and delivery of this Agreement, any other agreement contemplated herein, and the consummation of the transactions contemplated hereby or thereby and the compliance by the parties to such agreements with the terms thereof will not (i) violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body (collectively, "Laws") applicable to the Company or any of its Subsidiaries, or any of the properties or assets of the Company or its

     Subsidiaries, except for such violations which would not have a Material Adverse Effect on the Company, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrances upon, any of the properties or assets of the Company or its Subsidiaries under any material contract to which the Company or any of its Subsidiaries is a party, or (iii) violate the Certificate of Formation or Operating Agreement of the Company or certificate of incorporation or by-laws of any of its Subsidiaries.

          (b) Except as set forth on Schedule 4.8, no permit, authorization, consent or approval of or by, or any notification of or filing with, any governmental Person is required by the Company in connection with its execution and delivery of this Agreement, any exhibit hereto or the consummation of the transactions contemplated hereby or thereby, except as would not have a Material Adverse Effect on the Company. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (other than governmental Persons) is required by the Company in connection with the execution and delivery of this Agreement, any exhibit hereto or the consummation of the transactions contemplated hereby or thereby.

     4.9 Material Contracts and Obligations.

          (a) Except as set forth on Schedule 4.9, neither the Company nor any of its Subsidiaries is a party to, nor are any of their respective assets or properties bound by, any of the following contracts, agreements, indentures, mortgages, guaranties, leases, licenses or understandings, written or oral (each a "Contract" after giving effect to the following qualifications and limitations): (i) a material lease agreement (whether as lessor or lessee) relating to personal property; (ii) license, assignment or other agreement (whether as licensor, licensee, assignor or assignee) relating to intellectual property; (iii) management, employment, bonus, option, equity (or equity related), severance, consulting, non-compete, confidentiality or similar agreement or contract; (iv) joint venture or partnership agreement; (v) material agreement granting any Person a security interest or other claim, lien, charge, encumbrance, imperfection or any other claim whatsoever on any assets of the Company or any of its Subsidiaries; (vi) material lease agreement (whether as lessor or lessee) relating to real property; (vii) agreement for the borrowing or lending of money, including any indenture, mortgage, note, bond or other evidence of indebtedness, any credit or similar agreement, or any agreement guaranteeing, indemnifying, or otherwise becoming liable for the obligations or liabilities of another; (viii) agreement that restricts the Company or any of its Subsidiaries from entering into any new or existing line of business or conducting its respective business as presently conducted; (ix) agreement with any labor union or association representing any employee of the Company or any of its Subsidiaries or (x) any other material agreement. For purposes of this Section 4.9, a material agreement shall mean any agreement which (A) provides for the payment by the Company or any of its Subsidiaries of an amount in excess of $100,000 during a twelve (12) month period or (B) is not cancelable upon 90 days or less notice without penalty or premium.

          (b) Each of such Contracts is, as of the date hereof, a legal, valid and binding obligation of the Company or the relevant Subsidiary of the Company, fully enforceable by (except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally), and in full force and effect against, the Company or the relevant Subsidiary of the Company and, to the knowledge of the Company, the other parties thereto. There is no material breach, violation or default by the Company or any of its Subsidiaries, and no event (including without limitation, the consummation of the transactions contemplated by this Agreement) that, with notice or lapse of time or both, would (i) constitute a material breach, violation or default by the Company or any of its Subsidiaries, under any such Contract or (ii) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company or any of its Subsidiaries, under any such Contract, except as could not reasonably be expected to have a Material Adverse Effect on the Company. Accurate and complete copies of every Contract have been delivered or made available to the Buyer or its agents. Following the closing of the transactions contemplated herein, each of the Company and its Subsidiaries will continue to enjoy all of the benefits of each of the Contracts without the necessity of any consent, authorization or agreement with any Person, except where the failure to have any such benefits could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any notice or communication from any party to a Contract or other material customer or supplier (whether or not party to a Contract) relating to such party's intent to modify, terminate or fail to renew the arrangements and relationships set forth therein.

     4.10 Taxes. Except as set forth on Schedule 4.10:

          (a) All Tax Returns required to be filed by or with respect to the Company and its Subsidiaries for all Taxable Periods have been timely filed. All such Tax Returns were prepared, in all material respects, in the manner required by applicable law. All Taxes shown to be payable on such Tax Returns, and all assessments of Tax made against the Company and its Subsidiaries with respect to such Tax Returns, have been or will be paid when due. No adjustment relating to any such Tax Return has been proposed or threatened formally or informally by any taxing authority.

          (b) Since the Interim Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes what would result in a material decrease in the net worth of such entity.

          (c) The Company and its Subsidiaries have paid, or caused to be paid, all Taxes shown to be due on a Tax Return and have provided a sufficient reserve for the payment of all Taxes not yet due and payable (the "Tax Reserve") on the Financial Statements. The Company and its Subsidiaries have paid (to the extent the last date for payment has passed) all Taxes due for which no Tax Return is required to be filed.

          (d) The Company and its Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6049 of the Code, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required for all periods through the date hereof.

          (e) None of the Tax Returns of the Company or its Subsidiaries has been or is currently being examined by the Internal Revenue Service ("IRS") or relevant state, local or foreign taxing authorities (each a "Tax
     Authority"). There are no examinations by any taxing authority or other administrative or court proceedings relating to Taxes in progress or pending, nor has the Company or any of its Subsidiaries received a revenue agent's or similar report asserting a Tax deficiency. Neither the Company nor any of its Subsidiaries has knowledge of, or has received notice of, threatened or current actions, suits, proceedings, investigations, audits or claims relating to or asserted for Taxes brought by or against any taxing authority of the Company or any of its Subsidiaries.

          (f) No material claim that has not later been withdrawn has ever been made by any taxing authority with respect to the Company or any of its Subsidiaries in a jurisdiction where the Company or any such Subsidiary does not file Tax Returns that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes and, except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any Tax upon any asset of the Company or any of its Subsidiaries.

          (g) No extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any of its Subsidiaries is in force, and no waiver or agreement by the Company or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any Taxes. No closing agreement (as defined in section 7121 of the Code) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Company or any of its Subsidiaries.

          (h) There are no outstanding requests by the Company or any of its Subsidiaries or by any of their shareholders, with respect to items of income, gain, loss or deduction attributable to the Company or any of its Subsidiaries to a Tax Authority for a ruling, determination, permission, consent, or similar item.

          (i) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a United States consolidated federal income tax return (or an affiliated, combined, consolidated, unitary or similar group for state, local or foreign Tax Return filing purposes) other than one in which the Company is the common parent. The Company and its Subsidiaries have no liability for Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

          (j) Neither the Company nor any of its Subsidiaries has agreed or is required to include in income any adjustment under either Section 481(a) or 482 of the Code (or an analogous provision of state, local, or foreign law) by reason of a change in accounting method or otherwise.

          (k) Neither the Company nor any of its Subsidiaries is, or has been, a party to any agreement relating to allocating or sharing the payment of, or liability for, Taxes with respect to any Taxable Period.

          (l) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

          (m) Neither the Company nor any of its Subsidiaries has distributed to its shareholders or unit holders the stock of any corporation since April 16, 1997. The stock of neither the Company nor any of its Subsidiaries has been distributed in a transaction intended to satisfying the requirements of Section 355(a) of the Code since April 16, 1997.

          (n) Neither the Company nor any of its Subsidiaries has any deferred income reportable for a period ending after the Closing Date that is attributable to a transaction (e.g., an installment sale) occurring in, or resulting from a change of accounting method for, a period ending on or prior to the date hereof.

          (o) None of the indebtedness of the Company nor any of its Subsidiaries constitutes "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code.

          (p) Each of the Company and its Subsidiaries is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (q) Since the Interim Balance Sheet Date, neither the Company nor any of its Subsidiaries (at the direction of the Company or otherwise) has (i) materially changed any material practice with respect to Taxes, (ii) made, changed or revoked any Tax election, or (iii) compromised or settled any dispute involving a Tax liability.

          (r) Confecciones Acona, S.A., a wholly owned subsidiary of DHI, is eligible for the benefits, as described in Note J to the DHI September 26, 1998 financial statements, of the Free Zones Law of Costa Rica.

          (s) The Company made an election declared effective by the IRS effective March 21, 2001 to be treated as a corporation for U.S. federal income tax purposes, and such election has not been revoked.

          (t) Each Seller is a U.S. person, as defined by the Code.

     4.11 Properties. Schedule 4.11 sets forth a complete list of all real property owned, and all real property and interests in real property leased, by each of the Company and its Subsidiaries. Each of the Company and its Subsidiaries (a) has good and marketable title to all of the property and assets which it purports to own, real, personal, tangible and intangible (including those reflected on the Interim Balance Sheet, except as sold or otherwise disposed of in the ordinary course of business consistent (in amount and kind) with past practice since the Interim Balance Sheet Date), free and clear of any and all claims, liens, charges, encumbrances, security interests, imperfections of, or other matters affecting, title and any rights of third parties whatsoever (each and all of the foregoing items being referred to as "Encumbrances"), except (i) as disclosed in Schedule 4.11, (ii) Encumbrances for Taxes not yet due and payable or, (iii) such imperfections of title or other Encumbrances, if any, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (collectively, "Permitted Encumbrances") and (b) has valid, binding and enforceable leases with respect to any real or personal property leased by it, has in all material respects performed all of the obligations required to be performed by it to the date hereof under the terms of such leases, and such properties are not subject to any Encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. None of the Company and its Subsidiaries has received notice of (A) any violation of any applicable law, regulation, ordinance, order or requirement relating to the operation of any of their respective owned or leased properties that could reasonably be expected, in the aggregate, to have a Material Adverse Effect on the Company, and, so far as known to the Company, there are no such pending or threatened proceedings or (B) any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases mentioned above or affecting or questioning the rights of the Company or any of its Subsidiaries, to the continued possession of such leased premises under any such lease, which claims could reasonably be expected, in the aggregate, to have a Material Adverse Effect on the Company. The Store Lease, dated as of May 15, 1990, by and between DHI and Streator Building Trust is a month-to-month lease and can be terminated by DHI on not more than one month's notice without any further liability or obligation resulting from the termination of such lease.

     4.12 Inventories; Receivables, Payables.

          (a) Except as set forth on Schedule 4.12, all inventories reflected on the Interim Balance Sheet and acquired by the Company or its Subsidiaries subsequent to the Interim Balance Sheet Date, are owned free and clear of all Encumbrances except (i) Encumbrances for Taxes not yet due and payable,
     (ii) Encumbrances that could not reasonably be expected, in the aggregate, to have a Material Adverse Effect on the Company, and (iii) other Permitted Encumbrances.

          (b) Except as set forth on Schedule 4.12 or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, all accounts receivable reflected on the Interim Balance Sheet, excluding any such receivables collected prior to the date hereof, and all additional accounts receivable existing on the date hereof, represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent (in amount and kind) with past practice. Except as set forth on Schedule 4.12 or as could not reasonably be expected to have a Material Adverse Effect on the Company, to the knowledge of each Seller, there is no contest, claim, counterclaim, defense or right of set-off other than discounts, make goods (i.e., services provided for free consistent with past practice), rebates and returns in the ordinary course of business, under any Contract with any obligor of any account receivable relating to the amount or validity of such account receivable.

          (c) Schedule 4.12 includes an aging of all accounts payable showing amounts due in 30-day aging categories as of September 29, 2001. Except as set forth on

     Schedule 4.12, all accounts payable reflected on the Interim Balance Sheet, and all additional accounts payable existing on the date hereof, represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice.

     4.13 Intellectual Property. Except as set forth on Schedule 4.13, each of the Company and its Subsidiaries own, possess or have the right to use pursuant to license, sublicense, agreement or permission all patents, inventions, trademarks, service marks, domain names, trade names, whether registered or otherwise, together with all goodwill associated therewith, copyrights, licenses, information, proprietary rights and processes (collectively, the "Proprietary Rights") used in the lawful conduct of its business, without any infringement of or conflict with the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing Proprietary Rights, nor are any of the Company and its Subsidiaries bound by or party to any options, licenses, or agreements of any kind with respect to Proprietary Rights and processes of any other Person. Except as set forth on
Schedule 4.13, neither the Company nor any of its Subsidiaries has received any communications alleging that the conduct of their business infringes or conflicts with the rights of others under trademarks, copyrights and trade secrets. Except as set forth on Schedule 4.13, to the knowledge of the Company, the business of the Company and its Subsidiaries as now conducted and as proposed to be conducted do not or will not infringe or conflict with the Proprietary Rights of others, including rights under trademarks, copyrights and trade secrets.

     4.14 [Reserved].

     4.15 ERISA. Except as set forth on Schedule 4.15:

          (a) For purposes of this Agreement, the term "Employee Plan" shall mean each plan, agreement, arrangement or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under the laws of any jurisdiction, severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of ERISA, maintained by the Company, any of its Subsidiaries for any of their respective present or former employees, officers or directors ("Personnel") or with respect to which the Company, any of its Subsidiaries, as applicable, has liability, makes or has an obligation to make contributions.

          (b) The Company has made available to the Buyer copies of all current Employee Plans or in the case of an unwritten plan, a written description thereof, copies of the most recent annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Plans, copies of current summary plan descriptions (whether or not required to be furnished under ERISA) and copies of all employee communications distributed to Personnel relating to such Employee Plans which materially modify an existing summary plan description.

          (c) There are no Personnel who are entitled to (x) any pension benefit that is unfunded or (y) any pension or other benefit to be paid after termination of employment other than required by Section 601 of ERISA or pursuant to plans intending to be qualified under Section 401(a) of the Code and listed on Schedule 4.15, and no other benefits whatsoever are payable to any Personnel after termination of employment (including retiree medical and death benefits). No commitment has been made by the Company, any of its Subsidiaries or any ERISA Affiliate to provide any such benefits in the future.

          (d) Each Employee Plan that is an employee  welfare benefit plan under
     Section 3(1) of ERISA is either (x) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (y) is unfunded.

          (e) Each Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended). All contributions or payments owed with respect to any periods prior to the Closing Date under any Employee Plan have been made or properly accrued.

          (f) There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits), and, to the knowledge of the Company, no set of circumstances exist which may reasonably give rise to such a claim against any Employee Plan or administrator or fiduciary of any such Employee Plan. As to each Employee Plan for which an annual report is required to be filed under ERISA or the Code, all such filings, including schedules, have been made on a timely basis and no material adverse change has occurred with respect to the financial materials covered thereby.

          (g) Neither the Company, any of its Subsidiaries nor any entity that is or was at any time treated as a single employer with any of the foregoing under Section 414(b), (c), (m) or (o) of the Code has at any time maintained, contributed to, been required to contribute to or has any liability, with respect to any plan which is subject to Title IV of ERISA (including, without limitation, a multiemployer plan (as defined in Section 3(37) of ERISA)).

          (h) Neither the Company, any of its Subsidiaries nor any other Person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject the Company or any of its Subsidiaries, or any Person who the Company or any of its Subsidiaries has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

          (i) The events contemplated by this Agreement (either alone or together with any other event) will not (w) entitle any Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Plan or law, (x) accelerate the time of payment or vesting or increase the amount of compensation or benefits due under any Employee Plan, (y) result in any payments (including parachute payments within the meaning of Section 280G of the Code) under any Employee Plan or law becoming due to any Personnel, or (z) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Plan.

          (j) With respect to each Employee Plan intended to be qualified  under
     Section 401(a) of the Code, either the Company or a Subsidiary of the Company has received a favorable determination letter from the IRS and nothing has occurred since the date of such letter to cause the letter to be no longer valid or effective.

     4.16 Labor Relations; Employees. Neither the Company nor any of its Subsidiaries is a party to labor contracts, collective bargaining agreements or employment agreements. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no labor strike, representation campaign or work stoppage actually pending or threatened, against or affecting the Company or any of its Subsidiaries. No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has experienced any work stoppage.

     4.17 Litigation; Orders. Except as set forth in Schedule 4.17 hereto or except as if adversely determined could not reasonably be expected to have a
Material Adverse Effect on the Company, there is no civil, criminal, administrative or regulatory action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, regulator, arbitrator or similar panel, governmental instrumentality or other agency (each a "Legal Proceeding" and collectively, "Legal Proceedings") now pending or threatened, against any of the Company or its Subsidiaries or any of their respective assets, properties or businesses. Except as set forth on
Schedule 4.17 hereto, neither the Company, nor any Subsidiary, officer, director or stockholder thereof has been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or self-regulatory body from engaging in or continuing any conduct or practice with respect to the business of the Company or any of its Subsidiaries. Except as if adversely determined could not reasonably be expected to have a Material Adverse Effect on the Company, neither the Company, nor any of its Subsidiaries is subject to any writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality (each an "Order" and collectively, "Orders").

     4.18 Compliance with Laws; Permits. Except as set forth on Schedule 4.18, each of the Company and its Subsidiaries has complied with all applicable Laws to which it is subject, except insofar as noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 4.18, neither the Company nor any of its Subsidiaries has received any written or oral notice to the effect that, the Company or any of its Subsidiaries is not in compliance with any Laws, and the Company has no knowledge of any presently existing circumstances that are likely to result in violations of any Laws which could reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries have obtained all licenses, permits, registrations, authorizations and other governmental consents of any federal, state, provincial, local or other authority of the United States, Canada or Costa Rica or other foreign government to which it is subject except insofar as failure to obtain any Permit would not have a Material Adverse Effect on the Company (collectively, "Permits") which are required in connection with the operations of its business as presently conducted. All Permits are in full force and effect and no proceedings for the suspension or cancellation of any Permit is pending or, to the knowledge of the Company, threatened.

     4.19 Illegal Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any directors, officers or employees of the Company or any of its Subsidiaries has made any payment of funds prohibited by law, and no funds of the Company or any of its Subsidiaries have been set aside to be used for any payment prohibited by law.

     4.20 Environmental. Except as set forth on Schedule 4.20:

          (a) Each of the Company and its Subsidiaries are in compliance and have complied, in all material respects with all Environmental Laws. For the purposes hereof, "Environmental Law" shall mean any judgment, decree, order, law, permit, license, rule, regulation, or agency requirement relating to or addressing health or safety or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act and any applicable regulation, ordinance, order or decree of any federal, state, provincial, local or other authority of the United States, Canada or Costa Rica relating to health, safety or the environment, each as in effect on or prior to the Closing Date.

          (b) There is not now pending or, to the knowledge of the Company, threatened, any action, claim, proceeding or investigation nor has any of the Company or its Subsidiaries or, to the knowledge of the Company, any predecessor of the Company or any of its Subsidiaries, received any written notice, claim, demand letter, or request for information at any time, alleging that the Company or any of its Subsidiaries or any predecessor of any of the foregoing may be in violation of or liable under, any Environmental Law nor, to the knowledge of the Company, does there exist any basis for any such action, claim, proceeding or investigation.

          (c) To the knowledge of the senior officers of the Company, there are no present or past Environmental Conditions (as defined below) in any way relating to the Company or any of its Subsidiaries, or any predecessor of any of the foregoing, which have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. "Environmental Conditions" means the Release or threatened Release of any Hazardous Substance upon, under, in or about any of the properties currently or formerly owned, leased or operated by the Company or any of its Subsidiaries or any predecessor of any of the foregoing, or any other circumstances involving any of the foregoing or such properties that could be expected to result in any claims, liability, costs or losses, or, with respect to any property currently owned, leased or operated by it, any restriction on the ownership, use or transfer of any property or Units pursuant to any Environmental Law.

          (d) The Company and its Subsidiaries have provided or made available to Buyer copies of all environmental assessments, Phase I or Phase II reports and other similar documents in their custody or control relating to Environmental Conditions.

     4.21 Insurance. Substantially all of the assets and properties of the Company and its Subsidiaries are covered by insurance with reputable carriers against risks of liability, casualty and fire and other losses and liabilities customarily obtained to cover comparable businesses and assets in amounts, scope and coverage that are consistent with prudent industry practice. Except as set forth on Schedule 4.21, neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any material insurance policy maintained by any of them. Except as set forth on Schedule 4.21, all policies and other instruments for the insurance coverage of the Company and its Subsidiaries are in full force and effect and all premiums with respect thereto have been paid. Except as set forth on Schedule 4.21, there are no claims by the Company or any of its Subsidiaries pending under any such policies. Except as set forth on Schedule 4.21, neither the Company nor any of its Subsidiaries have received notice of any pending or threatened termination of any of such policies.

     4.22 Transactions with Affiliates. Except as set forth on Schedule 4.22, neither the Company nor any of its Subsidiaries has loaned or borrowed any moneys from or has outstanding any indebtedness or other similar obligations to any Affiliate of the Company or any of its Subsidiaries. Except as set forth in
Schedule 4.22 and except for intercompany transactions among the Company and its Subsidiaries, there are no existing material transactions or proposed material transactions between the Company or any of its Subsidiaries and (i) any officer, director, manager, member or shareholder of the Company, any of its Subsidiaries or any member of the immediate family of any of the foregoing persons (such officers, directors, managers, members, shareholders and family members being hereinafter individually referred to as a "Related Party") or (ii) any business (corporate or otherwise) in which a Related Party has a greater than 5% ownership interest, or, to the knowledge of the Company between any Related Party and any business (corporate or otherwise) with which the Company or any of its Subsidiaries regularly does business or a competitor of the Company, any of its Subsidiaries. Except as set forth on Schedule 4.22, neither the Company nor any of its Subsidiaries has any Contracts or understandings with any director, officer, manager or member of the Company, any of its Subsidiaries with respect to the subject matter of this Agreement, the consideration payable hereunder or any other matter.

     4.23 Suppliers. Schedule 4.23 sets forth a list of each of the ten (10) largest suppliers for each of the Company and its Subsidiaries, as measured by the dollar amount of purchases by each of the Company and its Subsidiaries, during the interim period ended August 25, 2001, showing the approximate total purchases from each supplier during such period. Since the Interim Balance Sheet Date, no supplier listed on Schedule 4.23 has (x) cancelled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries, or (y) materially changed or threatened or requested a material change in the price or quality of the goods, services and products purchased by the Company or any of its Subsidiaries from such supplier.

     4.24 Broker's or Finder's Commissions. No broker's, finder's, placement or structuring fees or commissions will be payable to any Person retained by the Company, its Subsidiaries, or any Seller, with respect to this Agreement or any of the transactions contemplated hereby, and the Sellers will hold the Buyer and the Company harmless from any claim, demand or liability for broker's, finder's, placement or structuring fees or commissions alleged to have been incurred in connection with this Agreement or the transactions contemplated hereby on behalf of the Company, its Subsidiaries or the Sellers.

     4.25 Disclosure. The representations and warranties of the Company and its Subsidiaries contained in this Agreement, and certificates and other documents made or delivered in connection herewith or therewith (including the schedules hereto), do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein or therein, when taken as a whole, in view of the circumstances under which they were made, not misleading.

                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Each Seller hereby represents and warrants to Buyer as follows:

     5.1 Securities Matters.

          (a) Each Seller acknowledges that the Series C Preferred Shares, the Warrants and the shares of Buyer Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares") or upon conversion of the Series C Preferred Shares in accordance with the terms of the Certificate of Designation (the "Conversion Shares" and together with the Series C Preferred Shares, Warrants and Warrant Shares, the "Buyer Securities") issued hereunder will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), are hereby issued under an exemption based on each Seller's representations and warranties made in this Section 5.1, and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration becomes or is available.

          (b) Each of the Sellers is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Each Seller is acting herein for such Seller's own account and is acquiring the Buyer Securities for investment without a view to the resale or other distribution thereof. Each Seller is financially able to hold the Buyer Securities for long-term investment, believes that the nature and amount of the Buyer Securities to be acquired hereunder is consistent with such Seller's overall investment program and financial position, and recognizes that there are substantial risks involved in an investment in the Buyer Securities.

          (c) Each Seller is well versed in financial matters and has such knowledge and experience in financial and business matters and that such Seller is fully capable of understanding the merits and risks of the investment being made in the Buyer Securities and the risks involved in connection therewith. Such Seller has reviewed the description of Buyer's business, financial condition and prospects set forth in the Buyer SEC Documents (as defined in Section 6.7) and has been afforded the opportunity to ask questions and receive answers from Buyer's management concerning Buyer and its business, financial condition and prospects.

          (d) Each Seller acknowledges and agrees that Buyer may, if it so desires, permit transfers, or authorize its transfer agent to permit transfers, of the Buyer Securities only when such Buyer Securities have been registered under the Securities Act or when the request for transfer is accompanied by, if requested, an opinion of counsel acceptable to Buyer, that the sale or proposed transfer does not require registration under the Securities Act, and each Seller agrees that a legend to such effect will be placed on the Buyer Securities.

                                    ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Sellers as follows:

     6.1 Organization and Qualification. Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals could not reasonably be expected to have a Material Adverse Effect on Buyer. Buyer and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect on Buyer.

     6.2 Capitalization. As of June 30, 2001, the authorized capital stock of Buyer consists of 10,000,000 shares of Buyer Common Stock and 2,000,000 shares of preferred stock, $0.01 par value per share (the "Buyer Preferred Stock"). As of June 30, 2001, (i) 3,453,910 shares of Buyer Common Stock were authorized, issued and outstanding, (ii) 41,000 shares of Series A Preferred Stock were issued and outstanding and (iii) no shares of Series B Junior Participating Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Buyer Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. The Buyer Securities to be delivered or issued to the Sellers have been duly authorized for issuance pursuant to this Agreement, and, when issued and delivered by Buyer pursuant to this Agreement, against delivery of the Certificates, will be validly issued, fully paid and non-assessable and will be issued free and clear of all Liens other than any Lien created by any Seller. The issuances of the Buyer Securities hereunder are not subject to the preemptive or other similar rights of any security holder of the Buyer. Subject to the accuracy of the representations and warranties of each Seller in Section 5.1 hereof, the offering, sale and issuance of the Buyer Securities are in compliance with applicable securities laws. The Series C Preferred Shares issued hereunder represent, as of the Closing Date, 8% of the combined voting power of the outstanding shares of Buyer Common Stock and the Series C Preferred Shares.

     6.3 Power and Authority. Each of Buyer and Merger Sub has full corporate power and corporate authority to make, execute, deliver and perform this Agreement.

     6.4 Authorization and Enforceability. The execution, delivery and performance of this Agreement by Buyer and Merger Sub, respectively, have been duly authorized by all necessary corporate action on the part of Buyer and Merger Sub, respectively, and this Agreement constitutes the legal, valid and binding obligation of Buyer and Merger Sub, respectively, enforceable against such party in accordance with its terms.

     6.5 No Violation of Laws or Agreements. Subject to the terms and provisions of existing Senior Debt agreements (as defined in the Certificate of
Designation), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the terms, conditions and provisions of this Agreement, the Certificate of Designation (including the payment of dividends and the exercise of the Put Option) and the Warrants by Buyer or Merger Sub will not contravene any provision of such party's certificate of incorporation or bylaws; or conflict with or result in a breach of or constitute a default (or an event which might, with the passage of time or the giving of notice or both, constitute a default) under any of the terms, conditions or provisions of any material indenture, mortgage, lease, loan or credit agreement or any other agreement or instrument to which Buyer, Merger Sub or any of their respective Subsidiaries may be bound or affected, or any judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, rule or regulation.

     6.6 No Pending Litigation or Proceedings. There are no actions, suits, investigations, arbitrations or proceedings pending or, to the best of Buyer's knowledge, threatened against or affecting the Buyer, Merger Sub or their respective Subsidiaries which would have a material adverse affect on Buyer's or Merger Sub's ability to consummate the transactions contemplated hereby or which would have a Material Adverse Effect on Buyer and its Subsidiaries.

     6.7 SEC Reports and Financial Statements. Buyer has filed with the Securities and Exchange Commission (the "SEC"), true and complete copies of all forms, reports, schedules, statements and other documents required to filed by it and its subsidiaries since October 1, 2000 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Buyer SEC Documents"). Except as set forth on Schedule 6.7 hereto, as of their respective dates or, if amended, as of the date of the last such amendment, the Buyer SEC Documents, including any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements included in the Buyer SEC Documents has been prepared from, and is in accordance with, the books and records of Buyer and its consolidated subsidiaries, complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position and the consolidated results of operations and cash flows of the Buyer and its consolidated subsidiaries as at the dates thereof or for the periods presented therein.

     6.8 Absence of Undisclosed Liabilities. Except as disclosed or provided for in the Buyer SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities (whether known or unknown and whether absolute, accrued, fixed, contingent or otherwise), except for liabilities or obligations incurred since July 1, 2001 in the ordinary course of business consistent (in amount and kind) with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and which would not have, individually or in the aggregate, a Material Adverse Effect on Buyer.

     6.9 Absence of Certain Changes. Except to the extent disclosed in the Buyer SEC Documents filed prior to the date of this Agreement, since July 1, 2001 through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses and operations in all material respects consistent with past practice only in the ordinary and usual course. From July 1, 2001 through the date of this Agreement, there has not occurred: (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which could not reasonably be expected to have Material Adverse Effect on Buyer; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Buyer of any of its Subsidiaries; or (iii) any change by Buyer any of its Subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP or applicable law.

     6.10 Brokerage. Buyer has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

     6.11 Rights Unaffected. The rights of the holders of Series C Preferred Shares as to the payment of dividends or payment under such holders' Put Option (as defined in the Certificate of Designation), are not subject to the prior approval or consent of any currently outstanding class or series of capital stock of Buyer. Subject to the terms and provisions of existing Senior Debt agreements (as defined in the Certificate of Designation), no provision of the Certificate of Designation with respect to the Series C Preferred Shares (including the rights to receive dividends and to exercise the Put Option) conflicts with or is superseded by the terms of any other instrument, agreement or document to which the Buyer or any of its Subsidiaries are party or bound, including, without limitation, the Certificate of Designation for the Series A Preferred Stock of the Company.

     6.12  Solvency.  Buyer  is  solvent  as of the day of this  Agreement  and, subject to the accuracy in all material respects of the Company's representations and warranties in this Agreement, shall not become insolvent as a result of the consummation of the Merger and the transactions contemplated hereby. Buyer is, and, subject to the accuracy in all material respects of the Company's representations and warranties in this Agreement, after giving effect to the Merger and the transactions contemplated hereby, will be, able to pay its debts as they become due, and Buyer's property now has, and after giving effect to the Merger and the transactions contemplated hereby shall have, a fair saleable value (determined on a going concern basis) greater than the amounts required to pay its debts. Buyer has adequate capital to carry on its business, and subject to the accuracy in all material respects of the Company's representations and warranties in this Agreement, after giving effect to the Merger and the transactions contemplated hereby, Buyer shall have adequate capital to conduct its business.

     6.13 No Knowledge of Misrepresentations or Omissions. Other than with respect to the matters set forth on Schedule 9.2(a) for which indemnification may be sought pursuant to Section 9.2(a)(iv), the Buyer has no actual knowledge that the representations and warranties of the Company in this Agreement and the schedules hereto are not true and correct in all material respects.

                                    ARTICLE 7
                 CERTAIN OBLIGATIONS OF THE COMPANY AND SELLERS

     7.1 Conduct of Business Pending Closing. From and after the date hereof and pending Closing, and unless Buyer shall otherwise consent or agree in writing or except in connection with the transactions contemplated hereby, the Company covenants and agrees that:

          (a) Ordinary Course. Except as would not otherwise have a Material Adverse Effect, the business of the Company and each of its Subsidiaries will be conducted only in the ordinary course consistent with past practice, including billing and collection practices and payment of accounts payable.

          (b) Preservation of Business. Except as would not otherwise have a Material Adverse Effect, the Company will use commercially reasonable efforts to preserve the business organization of the Company and each of its Subsidiaries intact to keep available to Buyer the services of the present officers and employees of the Company and each of its Subsidiaries, and to preserve for Buyer the goodwill of the suppliers, customers and others having business relations with the Company and its Subsidiaries, including, without limitation, maintaining in full force and effect the Permits and all Contracts set forth on Schedule 4.9.

          (c) Material Transactions. Without the prior consent of an officer of Buyer, the Company will not and will not permit any of its Subsidiaries to:

               (i) amend its charter or organizational documents including its Operating Agreement, as applicable,

               (ii) change its authorized or issued equity interests, capital stock or issue any rights or options to acquire shares of its equity interests or capital stock;

               (iii) enter into any contract or commitment the performance of which may extend beyond the Closing, except those made in the ordinary course of business, the terms of which are consistent with past practice and reasonable in light of current conditions;

               (iv)  enter  into  any  employment  or  consulting   contract  or
          arrangement with any person which is not terminable at will, without penalty or continuing obligation;

               (v) incur, create, assume or suffer to exist any mortgage, pledge, Lien, restriction, encumbrance, tenancy, encroachment, covenant, condition, right-of-way, easement, claim, security interest, charge or other matter affecting title on any of its assets or other property, except Permitted Encumbrances or pursuant to the Existing Credit Facility;

               (vi) make, change or revoke any tax election or make any agreement or settlement with any taxing authority (other than with respect to Form 8832);

               (vii) other than draw-downs on the Company's Existing Credit Facility, incur any debt or other obligation for money borrowed;

               (viii) loan, advance funds or make an investment in or capital contribution to any Person other than the Company or any of its Subsidiaries;

               (ix) enter into any new real property lease, or renew, terminate or amend in any material respect, any existing real property lease;

               (x) convert, as a matter of state law, from a limited liability company to a corporation; or

               (xi) enter into any agreement to do any of the foregoing.

          (d) Post-Signing Financial Statements. The Company will deliver to Buyer within 45 days after the end of each month and the end of each calendar quarter prior to the Closing Date, commencing with the month ended September 30, 2001, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income and cash flows for the periods then ended for the Company and the Subsidiaries (the "Post-Signing Financial Statements"), which Post-Signing Financial Statements shall fairly present the Company's consolidated financial condition, results of operations and cash flows for the periods then ended in accordance with GAAP.

          (e) [Reserved].

          (f) Costa Rica. The Company and Sellers shall take all necessary or required corporate or other actions (including in respect of the corporate books and records) and obtain all necessary or required Permits with respect to its operations in Costa Rica to enable (1) the Company and its Subsidiaries to enter into this Agreement and consummate the transactions contemplated by this Agreement and (2) the Company and its Subsidiaries to own all assets in respect of the Costa Rica operations that they purport to own and (3) Buyer to take good and marketable title to such Costa Rica assets through its ownership of the Company after Closing.

     7.2 Insurance. The Company and its Subsidiaries shall use commercially reasonable efforts to maintain in full force and effect the policies of insurance of the Company and its Subsidiaries, subject only to variations required by the ordinary operations of their businesses, or else will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing and approved in writing by the Buyer. The Company shall promptly advise the Buyer in writing of any change of insurer or type of coverage in respect of the policies of the Company and its Subsidiaries.

     7.3 Access, Information and Documents. The Company shall give to Buyer and to Buyer's counsel, accountants and other representatives full access during normal business hours to all of the Company's and the Subsidiaries' properties, books, tax returns, contracts, commitments, records, officers, personnel and accountants and will furnish to Buyer all such documents and copies of documents (certified to be true copies if requested) and all information with respect to the affairs of the Company and the Subsidiaries as Buyer may reasonably request.

     7.4 Resignations. At the Closing, the Company will deliver such written resignations of the Company's and Subsidiary's board of managers, directors and officers, and of trustees and fiduciaries of the Employee Plans who are Related Parties, as Buyer shall reasonably request.

     7.5 Acquisition Proposals. From the date hereof through the Closing, no Seller shall sell or otherwise transfer any of the Units owned by him or it to any other person and neither the Sellers, the Company or any of their Affiliates, nor any of its or their officers, managers, directors, employees, representatives or agents, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, any person or group of persons (other than Buyer) concerning any acquisition of an equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets (other than in the ordinary course of business and as specifically permitted pursuant to this Agreement) of the Company or any of its Subsidiaries or any disposition of any of the Securities (other than pursuant to the transactions contemplated by this Agreement) (each, an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing. Sellers shall promptly communicate to Buyer the terms of any Acquisition Proposal which it or any such other person may receive. Sellers represent and warrant to, and covenant and agree with, Buyer that none of the Sellers or the Company or any of their Affiliates has incurred any obligation to any potential acquirer that would be violated by reason of the execution, delivery and consummation of this Agreement.

                                    ARTICLE 8
                       CONDITIONS TO CLOSING; TERMINATION

     8.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer in Buyer's sole discretion):

          (a) Bringdown of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time (except for representations and warranties which by their terms are to be true and correct only as of a specified date prior to the date of this Agreement, which representations and warranties shall be true and correct in all material respects as of such specified date), and Buyer shall have received a certificate to such effect, signed by an executive officer of the Company in his capacity as such.

          (b) Performance and Compliance. The Company and each Seller shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by him or it on or before the Closing, and Buyer shall have received a certificate to such effect, signed by an executive officer of the Company in his capacity as such.

          (c) Satisfactory Instruments. All instruments and documents required on the Sellers' part to effectuate and consummate the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance reasonably satisfactory to Buyer and its counsel.

          (d) Required Consents. All consents and approvals of third parties set forth on Schedule 8.1(d) hereto shall have been obtained.

          (e) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect Buyer's ownership or control of the Company, any Subsidiary of the Company or the business of the Company or any Subsidiary of the Company, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court by a third party or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Company.

          (f) Related Party Payables. Any instruments in respect of the Company payables to Related Parties set forth on Schedule 3.4 not paid in their entirety at Closing shall be amended to give effect to the payment schedule set forth on Schedule 3.4.

          (g) Lease Amendments. Knox Partners, L.P. and DHI shall enter into an amendment to the Lease, dated September 1, 1994, as amended including by the First Amendment, dated March 21, 2000, by and between Knox Partners L.P. and DHI, substantially in the form of Exhibit F hereto.

          (h) Consulting and Non-Competition Agreement. Mr. James R. Kirsch shall have entered into a Consulting and Non-Competition Agreement (the "Consulting Agreement"), substantially in the form of Exhibit E hereto.

          (i) Release. Each Seller shall have executed and delivered a release, substantially in the form of Exhibit G.

          (j) Approval by Bank; Landlord's Waiver. Fleet Capital Corporation (the "Bank") shall have approved the consummation of the transactions contemplated hereby. Sellers shall cause to be executed a landlord's waiver with respect to the Company's headquarters located at 4245 N. Knox Avenue, Chicago, Illinois, which landlord's waiver shall be in form and substance reasonably satisfactory to Sellers.

          (k) Resignations. The Sellers shall have delivered the resignations requested by Buyer pursuant to Section 7.4 hereof.

          (l) Termination of Operating Agreement and Other Agreements. The Sellers and the Company shall have entered into a termination agreement with respect to the termination of certain agreements substantially in the form of Exhibit J hereto.

     8.2 Conditions Precedent to the Obligations of the Sellers. The obligations of the Sellers to proceed with the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by a majority of the Sellers in their sole discretion):

          (a) Bringdown of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time (except for representations and warranties which by their terms are to be true and correct only as of a specified date prior to the date of this Agreement, which representations and warranties shall be true and correct in all material respects as of such earlier specified date), and Buyer shall have delivered to the Sellers a certificate, signed by its President or a Vice President, to such effect.

          (b) Performance and Compliance. Buyer shall have performed in all material respects all of the covenants and complied with in all material respects all the provisions required by this Agreement to be performed or complied with by it on or before the Closing, and Buyer shall have delivered to the Sellers a certificate, signed by its President or a Vice President, to such effect.

          (c) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

          (d) Satisfactory Instruments. All instruments and documents required on the part of Buyer to effectuate and consummate the transactions contemplated hereby shall be delivered to the Sellers and shall be in form and substance reasonably satisfactory to the Sellers and their counsel.

          (e) Required Consents.  All consents and approvals of all governmental
     departments,   agencies,  authorities  and  commissions  required  for  the transactions contemplated hereby shall have been obtained.

          (f) Termination of Confidentiality Agreement. The Confidentiality Agreement, dated July 11, 2001 between Centre Partners Management LLC and Buyer (the "Centre Partners Confidentiality Agreement") shall have been terminated.

          (g) Consulting Agreement. Buyer shall have executed and delivered to Mr. James Kirsch the Consulting Agreement.

          (h) Payoff of ANB Credit Facility. Buyer shall have caused the Company to pay all outstanding indebtedness of DHI and MSI to American National Bank Trust Company ("ANB") under the Existing Credit Facility in the amount set forth on Schedule 3.4 hereto, provided Buyer shall receive a pay-off letter from ANB at or prior to Closing, substantially in the form of Exhibit H attached hereto.

     8.3 Termination.

          (a) When Agreement May Be Terminated. This Agreement may be terminated at any time prior to Closing:

               (i) By mutual consent of Buyer and Sellers;

               (ii) By Buyer if there has been a material misrepresentation by any Seller or a material breach by any Seller of any of their warranties or covenants, and such breach shall not have been cured within ten (10) days after notice thereof has been delivered by Buyer to Sellers, or if any of the conditions specified in Section 8.1 hereof shall not have been fulfilled by the time required and shall not have been waived by Buyer;

               (iii) By Sellers if there has been a material misrepresentation by Buyer, or a material breach by Buyer of any of its warranties or covenants, and such breach shall not have been cured within ten (10) days after notice thereof has been delivered by Sellers to Buyer, or if any of the conditions specified in Section 8.2 hereof shall not have been fulfilled by the time required and shall not have been waived by Sellers;

               (iv) By Buyer or Sellers if Closing shall not have occurred prior to October 19, 2001; provided, however, that neither Buyer nor Sellers may terminate this Agreement pursuant to this subparagraph (iv) if such party is in material breach of this Agreement on the date of termination.

          (b) Effect of Termination. In the event of termination of this Agreement by the Sellers or Buyer, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of the Company, the Sellers or the Buyer or any of their respective officers, directors and Affiliates; provided, however, that the obligations of the parties set forth in Section 9.1 shall survive such termination.

                                    ARTICLE 9
                          CERTAIN ADDITIONAL COVENANTS

     9.1 Costs, Expenses and Taxes. The Sellers (but not the Company) will pay all costs and expenses, including legal fees and the fees of any broker, in connection with their and (prior to the Closing) the Company's negotiation, performance of and compliance with this Agreement, and all transfer, documentary and similar taxes in connection with the delivery of the Units to be made hereunder. Buyer will pay all costs and expenses, including legal fees, of Buyer's negotiation, performance of and compliance with this Agreement.

     9.2 Indemnification By Sellers.

          (a) Extent of Indemnity. Except as set forth in Section 9.5(f), from and after the Closing, each Seller hereby severally agrees to indemnify and hold harmless Buyer and its officers, directors, stockholders, and employees (each, a "Buyer Indemnitee") from and against:

               (i) any and all Damages (as defined below) of or to Buyer, the Company or of any Subsidiary of the Company arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of the Sellers or, at or prior to the Closing, the Company contained in this Agreement or in any certificate furnished to Buyer pursuant to Section 8.1(a) or
          Section 8.1(b) hereof;

               (ii) any and all Damages of the Company, any Subsidiary of the Company or Buyer arising out of or resulting from the bankruptcy proceedings of MSI (case #94B86) including under the Home Run Provisions in the Composition Agreement, dated April 1996, by and between Mother's Stores, Inc. and the Official Committee of Unsecured Creditors as appointed by the United States Trustee in case #94B86;

               (iii) any and all Damages of the Company, any Subsidiary of the Company or Buyer arising out of or resulting from the termination by DHI in accordance with Section 4 of the Sponsorship Agreement, dated July 2000, by and between iVillage Inc. and DHI d/b/a iMaternity.com and PlusBoutique.com (the "Sponsorship Agreement"), other than Damages arising from the failure of DHI or Buyer to give notice of such termination 60 days before the third anniversary of the Launch Date (as defined in the Sponsorship Agreement) in accordance with Section 4 thereof and, if iVillage objects to such notice before the third anniversary of the Launch Date, failure of Buyer or DHI shall give a second termination on the third anniversary of the Launch Date (or as promptly as possible after iVillage objects to such termination if the notice of objection from iVillage is delivered after the third anniversary of the Launch Date); and

               (iv) any and all Damages of or to Buyer, the Company or any Subsidiary of the Company relating to any of the matters set forth on
          Schedule 9.2(a) hereto ("Costa Rica and U.S. Customs Duties Matters").

     For purposes of this Agreement, "Damages" shall mean any and all losses, liabilities, claims, demands, damages (including any governmental penalty or punitive damages, but only to the extent awarded to any third party or assessed against or imposed on any party seeking indemnification hereunder), deficiencies, diminution in value (without giving effect to any multiple in the calculation thereof), interest, costs and expenses and any actions, judgments, costs and expenses (including attorneys' fees and all other reasonable expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened incident to the enforcement of this Agreement), provided, however, that Damages shall (i) not include any punitive damages or lost profits of Buyer (including its Subsidiaries) other than as set forth above, (ii) be reduced to take into account amounts received, or to be received (pursuant to an unconditional obligation), by the damaged party from a third party, and (iii) not include any fees and expenses incurred in investigating, or preparing for, any claim for which an Indemnitor is not entitled to be indemnified because of the limitations on indemnification set forth herein or for any other reason or for which no claim for indemnification is made. Notwithstanding anything else to the contrary set forth in this Agreement (x) subject to Section 9.5(f) hereof, no Seller shall be liable to pay any Damages in respect of any indemnification obligation in excess of such Seller's Pro Rata Percentage and (y) no Seller shall have any liability for any Damages in connection with, arising out, or related to any of the matters or issues set forth on Schedule 9.2(b) attached hereto (it being understood that the matters and issues set forth on Schedule 9.2(b) were taken into account by the parties in determining the Merger Consideration to be paid to the Sellers). No Buyer Indemnitee shall be entitled to recover more than once for the same Damages. The obligation of any party to make an indemnification payment hereunder shall arise only after the earlier of (i) the indemnifying party has agreed in writing that it is obligated to make the indemnification payment and (ii) the date that a final determination has been made by a court of competent jurisdiction or other dispute resolution panel that is convened by the parties hereto that the indemnified party is obligated to make such indemnity payment.

          (b) Satisfaction of Indemnification Obligations. Subject to Section 9.2(c) hereof, all payments for indemnification claims by a Seller shall be satisfied by delivery by the indemnifying Seller to the Buyer Indemnitee of a number of Series C Preferred Shares with aggregate Stated Value (as defined in the Certificate of Designation) plus accrued but unpaid dividends equal to the indemnification obligation that such Seller is required to satisfy. In the event that the certificate representing the Series C Preferred Shares being tendered in satisfaction of such indemnification obligation evidences a number of Series C Preferred Shares in excess of the Series C Preferred Shares required to be tendered in connection with such indemnification obligation (the "Difference"), the Buyer shall simultaneously deliver to the indemnifying Seller a certificate evidencing a number of Series C Preferred Shares equal to the Difference. Without limiting the limits on indemnification set forth herein or the generality of the foregoing, each Buyer Indemnitee's sole recourse (other than as set forth in Section 9.2(c)) for any amounts due and payable with respect to any indemnification obligation shall be against the Series C Preferred Shares (including accrued and unpaid dividends thereon) and subject to Section 9.2(c) hereof, the Buyer agrees that neither it nor any Buyer Indemnitee shall pursue any other assets of any Seller in satisfaction of any indemnification obligation and neither the Buyer nor any Buyer Indemnitee nor any of their respective Affiliates may look to any Seller's direct or indirect partners or any of their Affiliates, officers, directors or employees for satisfaction of any indemnification obligations hereunder.

          (c) Certain Exceptions. If any Seller no longer holds a sufficient number of outstanding Series C Preferred Shares to satisfy such Seller's indemnification obligations for any indemnification claim, then such Seller shall satisfy such indemnification obligation to a Buyer Indemnitee in cash. Notwithstanding the foregoing, in no event shall any Seller's aggregate cash indemnification obligations pursuant to this Section 9.2(c) exceed the aggregate cash proceeds received by such Seller in respect of a repurchase by Buyer of such Seller's Series C Preferred Shares.

     9.3 Indemnification by Buyer. From and after the Closing, Buyer hereby agrees to indemnify and hold harmless the Sellers from and against any Damages arising out of or resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Buyer (and, for any non-fulfillment of any agreement to be performed after the Closing on the part of the Company or its Subsidiaries) contained in this Agreement or in any certificate furnished to the Sellers pursuant to Section 8.2(a) or Section 8.2(b) hereof.

     9.4 Procedure for Claims.

          (a) The provisions of this Section 9.4 shall govern any claim for indemnification by a Buyer Indemnitee pursuant to Section 9.2 or by any Sellers pursuant to Section 9.3 (each such indemnified party an "Indemnitee") against any Sellers pursuant to Section 9.2 or against Buyer pursuant to Section 9.3 (the "Indemnitor").

          (b) Each Indemnitee agrees to provide Indemnitor prompt written notice of any claim, assertion, event or proceeding concerning any Damages as to which it may request indemnification hereunder (the "Indemnification Notice"); provided, however, that failure to notify Indemnitor shall not relieve Indemnitor of its indemnity obligation, except to the extent Indemnitor is actually prejudiced in its defense of the action by such failure. In connection with any third party claim which may give rise to indemnification by Indemnitor for any Damages resulting from or arising out of any claim or legal proceeding by a person other than the parties hereto (a "Third Party Claim"), the Indemnitor, at the sole cost and expense of the Indemnitor, may, after receiving the Indemnification Notice and at any time prior to the resolution of such Third Party Claim, upon written notice to the Indemnitee, assume the defense of any such Third Party Claim if: (i) Indemnitor (which, in the case of any claim pursuant to Section 9.2, shall mean all Sellers) acknowledges in writing the obligation of Indemnitor to indemnify fully the Indemnitee pursuant to Section 9.2 or 9.3, as applicable, subject to the limitations of Section 9.5, with respect to such Third Party Claim and (ii) the Third Party Claim involved seeks (and continues to seek) solely monetary damages (clauses (i) and (ii) are collectively referred to as the "Litigation Conditions"). Notwithstanding the foregoing, in respect of Third Party Claims involving any Special Indemnifiable Item (as defined in Section 9.5(b) hereof) involving both non-monetary damages and monetary damages, the Indemnitor shall have the right, at its sole cost and expense, to assume the defense of such Third Party Claim, provided Indemnitor satisfies Litigation Condition in clause
     (i), and Indemnitor consults and confers with Indemnitee on a regular basis in respect of such claim. The Indemnitee shall be entitled to participate in any Third Party Claim at its own expense after such assumption of any Third Party Claim by Indemnitor as provided in this Section 9.4. Notwithstanding the preceding two sentences, in the event of any Third Party Claim for an amount in excess of the remaining aggregate liability of Indemnitor under Section 9.5(c) hereof, such Third Party Claim shall be jointly defended by Indemnitor and Indemnitee. Upon assuming defense of any Third Party Claim in accordance with this Section 9.4, Indemnitor shall agree to be fully responsible for, and to pay, the entire amount of any monetary judgment or settlement such Indemnitor would be obligated to pay pursuant to Section 9.2 or 9.3, as applicable, subject to the limitations of Section 9.5. Indemnitor shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed). Indemnitor shall not, without the prior written consent of the Indemnitee, enter into any compromise or settlement which commits the Indemnitee to take, or to forbear to take, any action. Indemnitee shall provide Indemnitor with access to its records and personnel relating to any such Third Party Claim during normal business hours and shall otherwise cooperate with Indemnitor in the defense or settlement thereof, and Indemnitor shall reimburse Indemnitee for all its reasonable out-of-pocket-expenses in connection therewith. If Indemnitor elects to direct the defense of any such Third Party Claim, Indemnitee shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted Damages unless (A)Indemnitor consents in writing to such payment, (B) Indemnitor withdraws from the defense of such asserted Damages, or (C) a final judgment from which no appeal may be taken by or on behalf of Indemnitor is entered against Indemnitee for such Damages. If Indemnitor shall fail to defend a Third Party Claim, or if after commencing or undertaking any such defense to a Third Party Claim, fail to prosecute, or withdraw from such defense to a Third Party Claim, Indemnitee shall have the right to undertake the defense or settlement thereof, at Indemnitor's expense. Indemnitee shall have the right to defend a Third Party Claim prior to Indemnitor assuming the defense of such claim in accordance with the terms of this Section 9.4 and all expenses reasonably incurred by Indemnitee in such defense shall constitute indemnifiable Damages.

          (c) In the event that the Sellers receive Indemnification Notice pursuant to Section 9.4(b) of any Third Party Claim and elect not to or otherwise decline to assume defense of any Third Party Claim for which Buyer has delivered an Indemnification Notice, Buyer shall take all actions reasonably necessary such that Sellers may, at their election and expense, participate in the defense of such Third Party Claim to the extent that any Seller may request. Without limiting the generality of the foregoing, (i) Buyer shall use all reasonable efforts to schedule all meetings, conferences and discussions regarding such Third Party Claim at a time when, and in place where, Sellers can participate, (ii) Buyer shall cause, during normal business hours on reasonable advance notice, to be retained and made available to Sellers as and when requested by any Seller in connection with such Third Party Claim (x) all information in the possession of or obtained by Buyer or any of its Subsidiaries and (y) personnel of the Buyer and its Subsidiaries with knowledge or information thereof and (iii) Buyer shall give Sellers reasonable advance notice of the terms of any proposed settlement of such Third Party Claim, including the proposed date for settlement.

     9.5 Certain Limitations.

          (a) Exclusive Remedy. Except where a party is entitled to specific performance or other equitable remedies, the indemnification provisions set forth in this Article 9 constitute the sole and exclusive remedies of the parties with respect to Damages arising out of this Agreement, and shall preclude the assertion of other rights or remedies for claims arising out of this Agreement.

          (b) Time Limit on Certain Indemnification Claims. No action or claim for Damages shall be brought against any Seller or made against any Seller after January 31, 2003, except that such time limitation shall not apply to
     (i) (A) claims for breaches of the representations and warranties set forth in Section 4.10 (Taxes) or (B) a claim in respect of any Costa Rica and U.S. Customs Duties Matter ((A) and (B) together shall constitute the "Special Indemnifiable Items") or claims under Section 9.2(a)(ii), which may be asserted until the third anniversary of the Closing, or (ii) claims under Section 9.2(a)(iii) which may be asserted until

     July 31, 2005 or (iii) any claims which have been the subject of a written notice from a Buyer Indemnitee to the Sellers prior to the applicable expiration date set forth above, which notice specifies in reasonable detail the nature of the claim (which claims shall survive until resolution or settlement thereof) or (iv) covenants which by their terms require performance by such party after January 31, 2003.

          (c) Limitations on Sellers' Liability. Subject to Section 9.5(d) hereof, no Buyer Indemnitee shall be entitled to indemnification from any Seller for Damages unless the cumulative total of all Damages exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Basket") and then only to the extent of such excess; provided that Buyer Indemnitees shall be entitled to indemnification under Sections 9.2(a)(ii) and (iii) hereof from the first dollar of Damages for which they are entitled to indemnification without regard to the Basket. Subject to Section 9.5(d) hereof, the maximum aggregate liability of the Sellers for Damages of the Buyer Indemnitees shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000); provided, however, that in respect of any Damages for Special Indemnifiable Items, the maximum aggregate liability of Sellers for such Special Indemnifiable Items shall not exceed Five Million Dollars ($5,000,000) (exclusive of the maximum liability for all other claims).

          (d) Certain Matters Excluded. Notwithstanding anything to the contrary in Section 9.2 or this Section 9.5, no limitation of liability provided in this Section 9.5 shall apply to a particular party for any breach by such party that constitutes fraud.

          (e) Limitations on Buyer's Liability. Subject to Section 9.5(d) hereof, Sellers shall not be entitled to indemnification from Buyer for Damages from breaches of representations and warranties unless the cumulative total of all such Damages exceeds Two Hundred Fifty Thousand Dollars ($250,000) and then only to the extent of such excess. Buyer's maximum aggregate liability for Damages from breaches of representations and warranties by Buyer shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000).

          (f) Joint and Several Liability. Notwithstanding anything to the contrary contained herein, if Buyer is unable, after exercising commercially reasonable efforts, to collect indemnification obligations from any Seller in accordance with its or his Pro Rata Percentage, then Buyer may collect any unpaid indemnification obligations due from (i) any of James Kirsch, William Kirsch, Daniel S. Kirsch, as Trustee of The Daniel
     S. Kirsch Trust, or Maternity Holding Corporation (each a "Kirsch Indemnitor") from any other Kirsch Indemnitor or (ii) any of Centre Capital Investors, III L.P., Centre Capital Investors III, L.P., Centre Capital
     Individual Investors III, L.P., Centre Capital Tax-Exempt Investors III, L.P., Centre Capital Offshore Investors III, L.P., Centre Partners Coinvestment III, L.P. (each a "Centre Partners Indemnitor") from any other Centre Partners Indemnitor.

     9.6 Adjustments to Purchase Price. Amounts payable in respect of the indemnification obligations under Sections 9.2 and 9.3 hereof shall be treated by Sellers and Buyer as adjustments to the Merger Consideration.

     9.7 Covenant Not to Compete; Confidentiality.

          (a) None of the Sellers nor any controlled Affiliate of any Seller shall, for the period commencing on the Closing Date and ending on the second anniversary following the Closing Date, (i) own, manage, operate, control, or participate in the ownership, management or control of, or engage in or offer to engage in, directly or indirectly, as proprietor, partner, shareholder (other than ownership of not more than ten percent (10%) of any class of securities of a publicly traded entity which engages in a Competing Activity, provided such Seller or its affiliate does not participate in the management, operation or control of such entity), director, officer, executive, member, manager, employee, agent, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever, the business of manufacturing, designing or selling maternity apparel anywhere in the world (any activity referred to in Section 9.7(a)(i) being a "Competing Activity") (provided, that any entity which derives less than five percent (5%) of its consolidated revenues from the business of manufacturing, designing or selling maternity apparel shall be deemed not to be engaged in a Competing Activity), or (ii) directly or indirectly as proprietor, partner, shareholder, director, officer, executive, member, manager, employee, agent, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever, solicit or hire (in connection with or to be involved in any Competing Activity) any person employed as an officer or senior executive by the Company, or any of its Subsidiaries or Buyer or any subsidiary of Buyer.

          (b) Each Seller acknowledges that given the nature of the Company's and the Subsidiaries' businesses the covenants contained in this Section
     9.7 contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve for the benefit of Buyer the goodwill of the Company's and its Subsidiaries' businesses and to protect the legitimate business interests of Buyer. If, however, this Section 9.7 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court and in such action.

          (c) No Seller shall agree to divulge, communicate or use in any way, in whole or in part, any proprietary or confidential information or trade secrets related to the Company or any of their respective Subsidiaries as they may exist from time to time. Each Seller acknowledges that the list of Buyers', the Company's or any of their respective Subsidiaries' customers as it may exist from time to time, and Buyers', the Company's and their respective Subsidiaries' proprietary or confidential information, and trade secrets, are valuable, special and unique assets of Buyer, the Company and their respective Subsidiaries. Each Seller acknowledges and agrees that any information or data it or he has acquired on any of these matters or items was received in confidence. Each Seller agrees to hold, as the property of the Company and their respective Subsidiaries, all memoranda, books, papers, letters and other data and all copies thereof or therefrom, made by it or him or otherwise coming into is or his possession which relates to Buyer, the Company or any Subsidiary of Buyer of the Company, and at any time to deliver the same to Buyer upon its demand. The obligation of any Seller under this Section 9.7 shall not apply to information which is or becomes generally available to the public without breach of the commitment provided for in this Section 9.7. Notwithstanding the foregoing, in the event any Seller is requested or required by law to disclose any proprietary or confidential information or trade secrets, such Seller shall provide Buyer with prompt written notice of any such request or requirement so that Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If in the absence of a protective order or other remedy or the receipt of a waiver by Buyer, such Seller is nonetheless legally compelled to disclose confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, such Seller may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such Seller is legally required to disclose, provided that such Seller exercises its best efforts to preserve the confidentiality of the confidential information, including, without limitation, by cooperating with Buyer to obtain an appropriate protective order or other reliable assurance that confidential treatment (at Buyer's expense) will be accorded the confidential information by such tribunal.

          (d) The provisions of this Section 9.7 shall not apply to James Kirsch (see covenants in Consulting Agreement).

     9.8 Public Announcement.No party hereto shall make or issue, or cause to be made or issued, any public announcement or written statement concerning this Agreement or the transactions contemplated hereby (except to the respective directors and officers of Buyer and the Company) without the prior written consent of the other party or as required by applicable law or NASD rules.

     9.9 Mutual Covenants. The parties mutually covenant from the date of this Agreement to the Closing Date:

          (a) to cooperate with each other in determining whether filings are required to be made or consents required to be obtained in any jurisdiction in connection with the consummation of the transactions contemplated by this Agreement and in making or causing to be made any such filings promptly and in seeking to obtain timely any such consents;

          (b) to use all reasonable efforts to obtain promptly the satisfaction (but not waiver) of the conditions to the Closing of the transactions contemplated herein. Each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action; and

          (c) to advise the other party promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

     9.10 Board Observer. From the day after the Closing Date until the earlier to occur of (a) the fifth anniversary of the Closing Date (or such later date if the holders of Series C Preferred Shares elect to nominate a Board Observer (as hereinafter defined) as opposed to assuming a seat on the Board of Directors during a Put Option Default Period as defined in the Certificate of Designation), or (b) the date on which 80% (by stated value) of the Series C Preferred Shares have been redeemed, the Sellers as a group shall be entitled to designate one representative (the "Board Observer") to attend as an observer (and not a participant) all meetings of the Board of Directors of Buyer held during such period. Buyer shall provide the Board Observer with notice of all such meetings at the same time and in the same manner as other directors and with all written materials given to directors in connection with such meetings. Buyer shall reimburse the Board Observer for reasonable expenses incurred by Board Observer consistent with Buyers' policy on reimbursing directors for similar expenses.

     9.11 Amendment of Rights Agreement. Not later than five Business Days after Closing, Buyer shall amend the Amended and Restated Rights Agreement, dated March 17, 1997, as amended, by and between Buyer and Stock Trans, Inc. (the "Rights Agreement") to permit Centre Partners Management LLC to (i) purchase up to 400,000 shares of Buyer Common Stock in open market transactions within two years after Closing, (ii) to exercise its Warrants and (iii) exercise conversion rights as provided in the Certificate of Designation in each case without being deemed an "Acquiring Person" under the Rights Agreement.

     9.12 Offer to Purchase.

          (a) At any time after Closing, subject to the delivery by facsimile and reputable overnight courier service to the holders of Series C
     Preferred Shares then outstanding a notice (a "Notice of Offer to Purchase"), Buyer may make a bona fide offer to purchase for cash (an "Offer to Purchase") some (on a pro rata basis among all holders of Series C Preferred Shares then outstanding) or all of the Series C Preferred Shares then outstanding. In addition, at any time following Closing, Buyer may deliver by facsimile and overnight courier to the holders of the Series C Preferred Shares then outstanding a notice (the "Notice of Qualifying Offer to Purchase") that Buyer is irrevocably offering to purchase all of the Series C Preferred Shares then outstanding for cash (a "Qualifying Offer to Purchase") at a price per share equal to the Stated Value (as defined in the Series C Certificate of Designation), plus all accrued and unpaid dividends thereon, such dividends to accrue and be computed through the date of the Qualifying Offer to Purchase Expiration Date (as defined below) (the "Qualifying Offer Price"). The Notice of Offer to Purchase shall specify the offer price per share of Series C Preferred Stock then outstanding, the date on which the Offer to Purchase expires (the "Offer to Purchase Expiration Date") which date shall be not fewer than seven (7) and not more than ten (10) days thereafter, and any other material terms and conditions of the Offer to Purchase. The Notice of Qualifying Offer to Purchase shall specify the date on which the Qualifying Offer to Purchase expires (the "Qualifying Offer to Purchase Expiration Date"), which date shall be not fewer than seven (7) nor more than ten (10) days thereafter. The Notice of Offer to Purchase and Notice of Qualifying Offer to Purchase shall each specify the procedures for tendering shares to be followed by the holders of Series C Preferred Shares then outstanding, which procedures shall be reasonable (including the giving of sufficient advance notice of such Offer to Purchase or Qualifying Offer to Purchase such that the holders of Series C Preferred Shares could reasonably comply with such terms, including the tender of Series C Preferred Shares on or before the Offer to Purchase Expiration Date or the Qualifying Offer to Purchase Expiration Date).

          (b) If at least a majority of the Series C Preferred Shares then outstanding have been tendered on the Qualifying Offer to Purchase Expiration Date in accordance with the terms of the Notice of Qualifying Offer to Purchase, then all non-tendering holders of Series C Preferred Shares then outstanding shall promptly tender their Series C

     Preferred Shares in such Qualifying Offer to Purchase. If fewer than a majority of the Series C Preferred Shares then outstanding shall have been tendered on the Qualifying Offer to Purchase Expiration Date in accordance with the terms of the Notice of Qualifying Offer to Purchase, then Buyer may declare an event of default (the "Qualifying Offer to Purchase Event of Default") by notice to all of the holders of Series C Preferred Shares then outstanding that less than a majority of Series C Preferred Shares then outstanding have been tendered. Following a Qualifying Offer to Purchase Event of Default, Buyer shall have each the following remedies, the exercise of any of which shall not preclude the exercise of any other remedy listed below:

               (i) Buyer shall accept and pay for those Series C Preferred Shares which have been tendered in accordance with the terms of the Notice of Qualifying Offer to Purchase (the "Purchased Shares"); provided, however, that Buyer shall not be obligated to purchase such shares if Buyer's financing for such Qualifying Offer to Purchase includes a condition that Buyer purchase at least a majority of the outstanding Series C Preferred Shares in such Qualifying Offer to Purchase;

               (ii) Buyer may, by written notice, terminate all of the Warrants then outstanding (other than Warrants held by any holder of Purchased Shares) without payment or liability therefor, on the part of Buyer, and upon receipt of such notice of termination, each holder of Warrants shall promptly deliver said Warrants to Buyer to be marked cancelled; provided, however, that, if any Warrants have been exercised by a holder (other than Warrants exercised by any holder of Purchased Shares) then Buyer may demand by written notice that all Warrant Shares held by such holder shall immediately be delivered to Buyer without any payment or liability therefor on the part of Buyer, and following receipt of such notice, such holder shall promptly deliver such Warrant Shares to Buyer; and provided, further, that, if any Warrant Shares have been sold by such holder (other than Warrant Shares sold by any holder of Purchased Shares) then Buyer may, by written notice, declare that all accrued and unpaid dividends of such holders of Series C Preferred Shares then outstanding shall be forfeited without any payment or liability therefor on the part of Buyer, and that all dividends accruing after such date of forfeiture on all Series C Shares then outstanding held by such holder shall also be forfeited without any payment or liability therefor on the part of Buyer, provided, that, if it is determined that such dividends cannot be retrospectively or prospectively forfeited, then such holder shall be obligated to repay any such dividends and Buyer shall be entitled to reduce any obligations it has to such holder by the amount of such holder's obligations to Buyer in respect of such dividends;

               (iii) the operational covenants in Section 9.14 hereof (other than Section 9.14(d)) shall automatically terminate and thereafter be of no further force or effect, without any liability therefor on the part of Buyer; and

               (iv) the Put Option Date (as defined in the Certificate of Designation) shall automatically be extended for an additional five years.

          (c) Once tendered and purchased by Buyer pursuant to a Notice of Offer to Purchase or Notice of Qualifying Offer to Purchase, all such shares of Series C Preferred Stock shall be cancelled and not subject to reissuance. Upon the payment of the offer price or Qualifying Offer Price, as applicable, all of the holder's rights in such Series C Preferred

     Shares shall cease and terminate, and such shares shall no longer be deemed outstanding, whether or not the certificates representing such shares have been received by Buyer.

          (d) Each Seller acknowledges and agrees that, until the Put Default Date, the Warrants are non-detachable from the Series C Preferred Shares, and may not be transferred separately from the Series C Preferred Shares. Prior to the Put Default Date, no holder of Series C Preferred Shares or Warrants may transfer such Series C Preferred Shares or Warrants unless and until the proposed transferee of such Series C Preferred Shares or Warrants has executed a written instrument, in form and substance satisfactory to Buyer, to the effect that such transferee agrees to be bound by the applicable provisions and restrictions in Sections 9.12, 9.13 and 9.14.

     9.13 Irrevocable Proxies.

          (a) At Closing, each Seller shall execute and deliver to the corporate secretary of Buyer an irrevocable proxy, substantially in the form of
     Exhibit I-1 hereto (the "Warrant Shares Proxy").

          (b) At Closing, Centre Partners will execute and deliver to the corporate secretary of Buyer an irrevocable proxy (the "Open Market Shares Proxy"), substantially in the form of Exhibit I-2 hereto.

     9.14 Operational Covenants. Subject to Section 9.12(b)(iii) hereof, without a vote of the majority of the holders of the Series C Preferred Shares then outstanding, Buyer shall not:

          (a) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (i) any capital stock or other equity securities (or any debt or securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Series C Preferred Shares with respect to the payment of dividends, redemption or distributions upon liquidation or otherwise or
     (ii) any additional shares of Series C Preferred Shares;

          (b) become subject to, or permit any of its Subsidiaries to become subject to, (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would restrict or impair the Company's right to perform the provisions of the Certificate of Designation (including, without limitation, provisions relating to the declaration and payment of dividends on, and the making of repurchases pursuant to the Put Option or Call Option (as defined in the Certificate of Designation) of, the Series C Preferred Shares), provided, however, that Buyer may enter any Senior Debt (as defined in the Certificate of Designation) agreement or instrument if prior thereto Buyer shall have used its best efforts to limit or eliminate any such restrictions in such Senior Debt agreement or instrument, and such efforts were unable to implement such limitation or restriction;

          (c) redeem any shares of Series A Preferred Stock then outstanding unless Buyer makes an Offer to Purchase the Series C Preferred Shares on a pari passu basis with redemption of such shares of Series A Preferred Stock and Series C Preferred Shares in proportion to the total amount outstanding (stated value plus accrued dividends) of each such series;

          (d) redeem, purchase or otherwise acquire directly or indirectly (including through a Subsidiary) any Junior Stock (as defined in the Certificate of Designation) (other than (i) repurchases of not more than 5% of Buyer Common Stock from present or former employees or consultants of Buyer or its Subsidiaries upon termination of employment or consultancy in accordance with arrangements approved by Buyer's Board of Directors or (ii) open market purchases of Buyer Common Stock, in accordance with applicable securities laws and with the terms of existing Senior Debt (as defined in the Certificate of Designation) agreements, but only to the extent that, after giving effect to such open market purchases, in management's good faith judgment based on projected operating results, Buyer would be able to pay cash dividends to Sellers as provided under Section 2(B) of the Certificate of Designation, provided, that Buyer shall not be entitled to make such open market purchases during any period in which there are cash dividends in arrears under the Certificate of Designation); or

          (e) consummate, or agree to consummate, any Change in Ownership or Fundamental Change (each as defined in the Certificate of Designation), unless in connection therewith or as a condition to the consummation thereof, the Company repurchases all Series C Preferred Shares then outstanding in cash at a price per share equal to the Stated Value (as defined in the Certificate of Designation) thereof plus all accrued and unpaid dividends thereon.

     9.15 Officer and Director Indemnification. For a period of six (6) years after the Closing, the Buyer shall not, and shall not permit the Company or any of its Subsidiaries to, amend, repeal or modify any provision in the Company's or any of its Subsidiaries' operating agreements (including, without limitation, the Operating Agreement), certificate of incorporation or bylaws relating to the exculpation or indemnification of former officers, directors and managers (unless required by law), it being the intent of the parties that the officers, directors and managers of the Company and its Subsidiaries prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable law; provided, however, that notwithstanding the foregoing, the Company and its Subsidiaries may be merged with one or more Persons so long as substantially equivalent exculpation and indemnification provisions are maintained, and provided, further, that under no circumstances shall any indemnification obligation of any Seller under this Agreement be limited by the foregoing indemnity provisions.

     9.16 Access. After the Closing, Buyer shall provide, and shall cause its Affiliates to provide, during normal business hours and upon reasonable advance notice, the Sellers with such assistance and access as they may reasonably request in connection with the preparation of Tax Returns required to be filed, any audit or other examination by or communication with any governmental authority relating to Taxes or customs duties, any judicial or administrative proceedings relating to liability for Taxes or customs duties, or any claim for refund in respect of Taxes. Such assistance shall include making employees available, during normal business hours and upon reasonable advance notice, to the Sellers and their counsel, providing additional information and explanation of any material to be provided, furnishing to or permitting the copying by the Sellers or their counsel of any records, returns, schedules, documents, work papers or other relevant materials which might reasonably be expected to be used in connection with such return, audit, examination, proceeding or claim. The Sellers will reimburse the Buyer for any out of pocket costs reasonably incurred in providing such assistance. Except to the extent performance hereunder would violate applicable law, Buyer shall, prior to contacting or responding to any governmental Person (or permitting one of its Subsidiaries to contact or respond to any governmental Person) in respect of a matter relating a Special Indemnifiable Item, provide notice to and confer with Sellers as to the reasons for and nature of such contact or response, and, if Sellers acknowledge liability for such matter, Sellers may assume control of such matter in accordance with Section 9.4(b) hereof, or if Sellers do not acknowledge responsibility for such matter, Sellers may participate in accordance Section 9.4(c) hereof. The Buyer will, and will cause its Subsidiaries to, retain for a period of five (5) years after the Closing Date, and upon the reasonable request of the Sellers, provide, any records or information which may be relevant to such reporting, return, audit, examination, proceeding or claim.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 Nature and Survival of Representations. The representations, warranties, covenants and agreements of Buyer, the Sellers and the Company contained in this Agreement, and in any certificate furnished pursuant to Sections 8.1(a), 8.1(b), 8.2(a) and 8.2(b) of this Agreement, shall be deemed to constitute representations, warranties, covenants and agreements of the respective party delivering the same. All such representations, warranties, covenants and agreements shall survive the Closing indefinitely subject to
Section 9.5(b). Except with respect to the representation and warranty of Buyer set forth in Section 6.13 hereof, each party acknowledges that its representations and warranties and covenants in this Agreement shall not be affected or mitigated by any investigation conducted by the other parties hereto or their representatives prior to Closing or any knowledge of such party.

     10.2 Knowledge. All references in this Agreement to any Person's knowledge respecting a particular matter shall conclusively be deemed and presumed to include, without limitation, all facts, circumstances and conditions known to the senior executive officers and general managers of such Person and its Subsidiaries (and in the case of the Company or any Subsidiaries, the Sellers) regarding such matter.

     10.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, telefaxed (with confirmation of transmission) or, if mailed, when mailed by overnight courier by a reputable service or United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

                           If to Buyer, to:

                                    Mothers Work, Inc.
                                    456 North Fifth Street
                                    Philadelphia, Pennsylvania 19123
                                    Attention: President
                                    Telefax: 215.625.6931

                           With a required copy to:

                                    Pepper Hamilton LLP
                                    1235 Westlakes Drive
                                    Suite 400
                                    Berwyn, Pennsylvania 19312
                                    Attention: Michael P. Gallagher, Esq.
                                    Telefax: 610.640.7835

                           If to the Company before closing, to:

                                    eSpecialty Brands, LLC
                                    4245 N. Knox Avenue
                                    Chicago, Illinois 60641
                                    Attention: Chief Executive Officer
                                    Telefax: 773.777.0057

                           With a required copy to:

                                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, Illinois 60601
                                    Attention: William S. Kirsch, Esq.
                                    Telefax: 312.861.2200

                           and

                                    Centre Partners Management LLC
                                    30 Rockefeller Center
                                    Suite 1050
                                    New York, New York 10020
                                    Telefax: 212.332.5801

                           If to any Seller, to the address of such Seller set forth on Schedule I hereto

                           With a required copies to:

                                    Kirkland & Ellis
                                    200 East Randolph Drive
                                    Chicago, Illinois 60601
                                    Attention: William S. Kirsch, Esq.
                                    Telefax: 312.861.2200

                                    Weil, Gotshal & Manges LLP
                                    700 Louisiana, Suite 1600
                                    Houston, Texas 77002
                                    Attention: Steven Rubin, Esq.
                                    Telefax: 713.224.9511

     10.4 Successors and Assigns. No party shall assign this Agreement or any rights hereunder or delegate any obligations hereunder, without the prior written consent of the other parties. Subject to the foregoing, this Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of laws. The parties hereto agree that the federal and state courts located in the State of Delaware shall constitute the exclusive jurisdiction and venue for purposes of any dispute arising under or regarding this Agreement.

     10.6 Headings; Interpretation. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The parties agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. As used herein the term "including" shall mean "including without limitation." The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the disclosure schedules is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not required to be disclosed or are within or outside of the ordinary course of business, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the disclosure schedules in any dispute or controversy with any party as to whether any obligation, item or matter not described herein or included in a disclosure schedule is or is not required to be disclosed (including, without limitation, whether such amounts are required to be disclosed as material) or in the ordinary course of business for the purposes of this Agreement. The information contained in the disclosure schedules is disclosed solely for the purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of law or breach of any agreement.

     10.7  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     10.8 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     10.9 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

     10.10 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable.

     10.11 No Other Beneficiaries. This Agreement is being made and entered into solely for the benefit of Buyer, the Company and Sellers, and none of Buyer, the Company or any Seller intends hereby to create any rights in favor of any other person, as a third party beneficiary of this Agreement or otherwise; provided that the Company Payees shall be third-party beneficiaries pursuant to Section
3.4 hereof, subsequent holders of Series C Preferred Shares shall be third-party beneficiaries under Section 9.14 and the pre-Closing officers, managers and directors of the Company and its Subsidiaries are third-party beneficiaries of
Section 9.15 hereof.

     10.12 Entire Agreement. This Agreement and the Schedules and Exhibits hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions, undertakings, representations and warranties between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.


                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   MOTHERS WORK, INC.


                                   By: /s/ Dan W. Matthias
                                       -----------------------------------------
                                           Dan W. Matthias
                                           Chairman and Chief Executive Officer


                                   eSPECIALTY BRANDS, LLC


                                   By: /s/ James R. Kirsch
                                       -----------------------------------------
                                   Name: James R. Kirsch
                                   Title: Chief Executive Officer

                                   iMATERNITY ACQUISITION CORP.


                                   By: /s/ Dan W. Matthias
                                       -----------------------------------------
                                           Dan W. Matthias
                                           President


                                   SELLERS:


                                   /s/ James R. Kirsch
                                   ---------------------------------------------
                                   JAMES R. KIRSCH


                                   /s/ William S. Kirsch
                                   ---------------------------------------------
                                   WILLIAM S. KIRSCH

                                   DANIEL S. KIRSCH, as Trustee of
                                   The Daniel S. Kirsch Trust
                                   dated October 8, 1986


                                   By: /s/ Daniel S. Kirsch
                                       -----------------------------------------
                                           Daniel S. Kirsch



                       [SIGNATURES CONTINUE ON NEXT PAGE]

                               CENTRE CAPITAL INVESTORS III, L.P.
                               CENTRE CAPITAL INDIVIDUAL INVESTORS III, L.P. CENTRE CAPITAL OFFSHORE INVESTORS III, L.P. CENTRE CAPITAL TAX-EXEMPT INVESTORS III, L.P.
                               By: Centre Partners III, L.P.
                                        as general partner of such partnerships
                               By: Centre Partners Management LLC
                                        Attorney-in-fact


                               By: /s/ Bruce G. Pollack
                                   --------------------------------------------
                                       Bruce G. Pollack
                                       Managing Director

                               CENTRE PARTNERS COINVESTMENT III, L.P.
                               By: Centre Partners III, LLC, as general partner


                               By: /s/ Bruce G. Pollack
                                   --------------------------------------------
                                       Bruce G. Pollack
                                       Managing Director

                               MATERNITY HOLDING CORPORATION


                               By: /s/ James R. Kirsch
                                   --------------------------------------------
                                       James R. Kirsch
                                       President

                                   SCHEDULE I

                                     SELLERS


         Member                        Address
         ------                        -------
James R. Kirsch                133 Laurel Avenue
                               Highland Park, IL 60035

                               fax: 312.861.2200 c/o William S.
                               Kirsch

William S. Kirsch              c/o Kirkland & Ellis
                               200 East Randolph Drive
                               Chicago, Illinois 60601
                               Telefax: 312.861.2200

Daniel S. Kirsch, as Trustee   2225 Tennyson
of The Daniel S. Kirsch        Highland Park, IL 60035
Trust, dated October 8, 1986
                               fax: 312.861.2200 c/o William S.
                               Kirsch

Maternity Holding Corporation  c/o Kirkland & Ellis
                               200 East Randolph Drive
                               Chicago, Illinois 60601
                               Attention:  William S. Kirsch
                               Telefax: 312.861.2200

Centre Capital Investors III,  c/o Centre Partners Management LLC
L.P.                           30 Rockefeller Center
                               Suite 1050
                               New York, New York 10020
                               Telefax: 212.332.5801

Centre Capital Individual      c/o Centre Partners Management LLC
Investors III, L.P.            30 Rockefeller Center
                               Suite 1050
                               New York, New York 10020
                               Telefax: 212.332.5801

Centre Capital Tax-Exempt      c/o Centre Partners Management LLC
Investors III, L.P.            30 Rockefeller Center
                               Suite 1050
                               New York, New York 10020
                               Telefax: 212.332.5801

Centre Capital Offshore        c/o Centre Partners Management LLC
Investors III, L.P.            30 Rockefeller Center
                               Suite 1050
                               New York, New York 10020
                               Telefax: 212.332.5801

Centre Partners Coinvestment   c/o Centre Partners Management LLC
III, L.P.                      30 Rockefeller Center
                               Suite 1050
                               New York, New York 10020
                               Telefax: 212.332.5801

                [Remainder of Schedule I intentionally omitted.]